UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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FIRST INDUSTRIAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST INDUSTRIAL REALTY TRUST, INC.
311 South Wacker Drive
Suite 3900
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”) will be held on Thursday, May 12, 2011 at 9:00 a.m. at the 10th Floor Conference Room, 311 South Wacker Drive, Chicago, Illinois 60606 for the following purposes:

1. To elect two Class II Directors of the Company to serve until the 2014 Annual Meeting of Stockholders and one Class I Director of the Company to serve until the 2013 Annual Meeting of Stockholders, each until his respective successor is duly elected and qualified;

2. To approve Articles of Amendment to the Company’s charter to increase the number of authorized shares of the Company’s common stock, $.01 par value per share;

3. To approve the Company’s 2011 Stock Incentive Plan;

4. To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for this meeting;

5. To indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s named executive officers;

6. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

7. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on March 21, 2011 as the record date for the Annual Meeting. Only stockholders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy. “Street name” stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

By Order of the Board of Directors

John H. Clayton
Secretary

Chicago, Illinois
April   , 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

FIRST INDUSTRIAL REALTY TRUST, INC.
311 South Wacker Drive
Suite 3900
Chicago, Illinois 60606

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (“First Industrial” or the “Company”) for use at the 2011 Annual Meeting of Stockholders of the Company to be held on Thursday, May 12, 2011, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to vote (i) on the election of two Class II Directors and one Class I Director, (ii) to approve Articles of Amendment to the Company’s articles of incorporation (as amended to date, the “Charter”) to increase the number of authorized shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), (iii) to approve the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”), (iv) to approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (v) to indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s named executive officers, (vi) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and (vii) to act on any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April   , 2011. The Board of Directors has fixed the close of business on March 21, 2011 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were           shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the persons designated as proxy holders on the Proxy Card will vote (i) FOR the election of the two nominees for Class II Directors and the one nominee for Class I Director named in this Proxy Statement, (ii) FOR the approval of Articles of Amendment to the Company’s Charter to increase the number of authorized shares of Common Stock, (iii) FOR the approval of the 2011 Stock Incentive Plan, (iv) FOR the approval, on an advisory basis, of the compensation of our named executive officers, (v) to indicate, on an advisory basis, that the stockholder vote on executive compensation should be held EACH YEAR, (vi) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and (vii) in their own discretion with respect to any other business that may properly come before the stockholders at the Annual Meeting or at any adjournments or postponements thereof. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting.

PROXY STATEMENT

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required (i) for the election of directors, (ii) for the approval, on an advisory basis, of the compensation of our named executive officers, (iii) to indicate, on an advisory basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s named executive officers and (iv) for the ratification of the appointment of the Company’s independent registered public accounting firm. The affirmative vote of the holders of a majority of the votes present, or represented by proxy, and entitled to be cast with a quorum present at the Annual Meeting is required to approve the 2011 Stock Incentive Plan. The affirmative vote of the holders of two-thirds of the votes entitled to be cast with a quorum present at the Annual Meeting is required for the approval of the proposed Articles of Amendment to the Company’s Charter. Broker non-votes will not be counted as votes cast or entitled to vote and, accordingly, will have no effect on the majority vote required, although they will be counted for quorum purposes. Abstentions will not be counted as votes cast but will be counted as entitled to vote, and accordingly, will only have effect on Proposals II and III for which they will effectively be treated as votes against.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

In the pages preceding this Proxy Statement is a Letter to Stockholders from the Company’s President and Chief Executive Officer. Also, Appendix C to this Proxy Statement contains the Company’s 2010 Annual Report, including the Company’s financial statements for the fiscal year ended December 31, 2010 and certain other information required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Neither the Letter to Stockholders from the Company’s President and Chief Executive Officer nor the Company’s 2010 Annual Report, however, are part of the proxy solicitation material. See “Other Matters-Incorporation by Reference” herein.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to the Charter, the maximum number of members allowed to serve on the Company’s Board of Directors is twelve. The Board of Directors of the Company currently consists of nine seats and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Stockholders. Pursuant to the Amended and Restated Bylaws of the Company (the “Bylaws”), vacancies on the Board of Directors may be filled by a majority vote of the directors, and directors elected to fill vacancies shall hold office until the next Annual Meeting of Stockholders.

At the Annual Meeting, two directors will be elected to serve as Class II Directors until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified and one director will be elected to serve as a Class I Director until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors has nominated Bruce W. Duncan and Kevin W. Lynch to serve as Class II Directors and L. Peter Sharpe to serve as a Class I Director (the “Nominees”). Messrs. Duncan and Lynch are currently serving as Class II Directors and Mr. Sharpe is currently serving as a Class I Director of the Company. Mr. Sharpe was elected as a Class I Director by the Board of Directors in November 2010 to fill a vacancy. Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates

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that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR the Nominees.

BROKER NON-VOTES

Stockholders of the Company who have received this proxy statement from their broker or other fiduciary should have received instructions for directing how that broker or fiduciary should vote the stockholder’s shares. It will be the broker’s or fiduciary’s responsibility to vote the stockholder’s shares for the stockholder in the manner directed. The stockholder must complete, execute and return the voting instruction form in the envelope provided by the broker.

Under the rules of the New York Stock Exchange (the “NYSE”), brokers generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at a meeting and the stockholder’s broker or fiduciary does not receive instructions from the stockholder on how to vote on that matter, the broker or fiduciary will return the proxy card to the Company, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

The proposals described in this Proxy Statement for the approval of the amendment to the Company’s Charter and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 are considered routine matters under the NYSE rules. Each of the other proposals is considered a non-routine matter under NYSE rules and could result in broker non-votes. We therefore encourage stockholders to provide directions to their broker as to how the stockholder wants their shares voted on all matters to be brought before the Annual Meeting. The stockholder should do this by carefully following the instructions the broker gives the stockholder concerning its procedures. This ensures that the stockholder’s shares will be voted at the meeting.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following biographical descriptions set forth certain information with respect to the two Nominees for election as Class II Directors and the one Nominee for election as a Class I Director at the Annual Meeting, the continuing directors whose terms expire at the Annual Meetings of Stockholders in 2012 and 2013 and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 21, 2011, unless otherwise specified.

Class II Nominees for Election at 2011 Annual Meeting — Term to Expire in 2014

Bruce W. Duncan	Director since 2009

Mr. Duncan, 59, has been President, Chief Executive Officer and a Director of the Company since January 2009. He also presently serves as the chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood”), a leading worldwide hotel and leisure company, a position he has held since May 2005. From April to September 2007, Mr. Duncan served as Chief Executive Officer of Starwood on an interim basis. Mr. Duncan has served as a Director of Starwood since 1999. He also was a senior advisor to Kohlberg Kravis & Roberts & Co. from July 2008 until January 2009. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (NYSE: EQR) (“EQR”), a publicly traded apartment company. From January 2003 to May 2005, he was President, Chief Executive Officer and Trustee, and from April 2002 to December 2002, President and Trustee of EQR. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of Cadillac Fairview Corporation, a real estate operating

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company. From January 1992 to October 1994, Mr. Duncan was President and Co-Chief Executive Officer of JMB Institutional Realty Corporation providing advice and management for investments in real estate by tax-exempt investors and from 1978 to 1992, he worked for JMB Realty Corporation where he served as Executive Vice President and a member of the Board of Directors. Mr. Duncan’s extensive experience leading other publicly traded real estate companies, both as a senior executive and a director, is critical to his ability to lead the Company as its Chief Executive Officer, and is a valuable asset to the Board of Directors. Moreover, as the Company’s Chief Executive Officer, Mr. Duncan brings to our Board of Directors his in-depth knowledge of our business, strategy, operations, competition and financial position. Mr. Duncan’s membership on the Board of Directors is critical to ensuring appropriate coordination and communication between the Company’s executive officers and the Board of Directors.

Kevin W. Lynch	Director since 1994

Mr. Lynch, 58, has been a director of the Company since June 1994. Mr. Lynch is the co-founder and Principal of The Townsend Group (“Townsend”), an institutional real estate consulting firm, which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for strategic development and implementation of client real estate portfolios. Mr. Lynch is also responsible for new product development. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation, where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real estate transactions. Mr. Lynch is a director of Lexington Realty Trust (NYSE: LXP). Mr. Lynch is a member of the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries and the European Association for Investors in Non-listed Real Estate Vehicles. He is a frequent speaker at industry conferences and has presented in Amsterdam and Frankfurt for the benefit of the Association of Foreign Investors in Real Estate and as a guest lecturer at Columbia University and Tel Aviv University. Mr. Lynch is currently on the Advisory Board for the European Institutional Real Estate Letter. The Board of Directors benefits from Mr. Lynch’s over 20 years of experience in advising U.S. and international institutional providers of real estate capital. Mr. Lynch is also sophisticated in matters of real estate execution and finance, and is keenly aware of developments in the capital markets, and is thereby a valuable resource to the Board of Directors.

Class I Nominee for Election at 2011 Annual Meeting — Term to Expire in 2013

L. Peter Sharpe	Director since 2010

Mr. Sharpe, 64, has been a director of the Company since November 2010. He recently retired as President and Chief Executive Officer of Cadillac Fairview Corporation, a position he has held from March 2000 through December 31, 2010. Prior to March 2000, Mr. Sharpe held various positions at Cadillac Fairview Corporation, including serving as its Executive Vice President of Operations from 1990 to 2000. From 2009 through 2010, Mr. Sharpe served as Chairman of the Board of Directors of the International Council of Shopping Centers, the global trade association of the shopping center industry, and also serves as a director of Multiplan Empreendimentos Imobiliários S.A. (Bovespa: MULT3), one of the leading developers, owners and operators of shopping centers in Brazil. Previously, Mr. Sharpe served as a director on the boards of Legacy REIT, from 1997 to 2001, and Fairmont Hotels & Resorts, from 2001 to 2006. Mr. Sharpe’s experience managing large real estate development companies, and serving on the boards of real estate investment trusts, has provided him with real estate knowledge and corporate organizational skills that benefit our Board of Directors tremendously. In addition to his executive experience, inclusive of managing a substantial real estate entity for an institutional ownership constituency, Mr. Sharpe has a substantial background in real estate investment leasing and operations activities. Moreover, Mr. Sharpe’s financial expertise, and his experience serving on the Audit Committees of other publicly traded real estate companies, is valuable to the Company’s Audit Committee, on which he currently serves.

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Class III Continuing Directors — Term to Expire in 2012

John Rau	Director since 1994

Mr. Rau, 62, has been a director of the Company since June 1994. Since December 2002, Mr. Rau has served as President and Chief Executive Officer and as a director of Miami Corporation, a private asset management firm. From January 1997 to March 2000, he was a director, President and Chief Executive Officer of Chicago Title Corporation (NYSE: CTZ), and its subsidiaries, Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau was a director of BorgWarner, Inc. from 1997 to 2006, and a director of William Wrigley Jr. Company from March, 2005 until the company sold to Mars, Inc. in September, 2008. Mr. Rau is a director of Nicor Inc., Harris Financial Corp., Harris Bank, and served as a director of LaSalle Bank, N.A. until its 2007 sale to Bank of America. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor Jim Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University’s J.L. Kellogg Graduate School of Management. During that time, he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago. Mr. Rau’s extensive experience in the banking and title insurance industries provides the Board of Directors with valuable insight into the matters of corporate and real estate finance, as well as financial services management and risk management. Moreover, Mr. Rau’s financial expertise is valuable to the Company’s Audit Committee, on which he currently serves.

Robert J. Slater	Director since 1994

Mr. Slater, 73, has been a director of the Company since June 1994. From 1988 until his retirement in 2004, Mr. Slater was President of Jackson Consulting, Inc., a private investment and consulting company that specializes in advising manufacturing and distribution companies on strategic, organizational, and economic planning. He retired as President, Chief Operating Officer and Director of Crane Co., a multinational manufacturing, distribution, and aerospace company, after serving the company from 1969 to 1988. Mr. Slater also held several executive level positions at Crane Co. subsidiaries including CF&I Corporation, Medusa Corporation, and Huttig Sash & Door Co. Mr. Slater has served on the boards of directors of a number of public companies during his career. Most recently, he was a director of Southdown, Inc. and National Steel Corporation. Mr. Slater’s breadth of experience derived from serving on boards in the manufacturing and transportation industries, as well as his knowledge of logistics and facility management based on his tenure as an executive officer in these industries, are valuable resources for the Board of Directors.

W. Ed Tyler	Director since 2000

Mr. Tyler, 58, has been a director of the Company since March 2000, served as Lead Director from October 2008 to January 2009 and has served as non-executive Chairman of the Board of Directors since January 2009. Mr. Tyler also served as the Company’s interim Chief Executive Officer from October 2008 to January 2009. Mr. Tyler was appointed CEO of Ideapoint Ventures in 2002. Ideapoint Ventures is an early stage venture fund that focuses on nanotechnologies. Prior to joining Ideapoint Ventures, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions, from 1998 to 2000. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley’s Networked Services Sector, from 1995 to 1997. Mr. Tyler’s extensive experience as a senior executive and director of other companies, both private and publicly traded, is extremely valuable to the Board of Directors. Moreover, this experience, coupled with Mr. Tyler’s prior service as interim Chief Executive Officer of the Company, affords

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Mr. Tyler a unique perspective, and helps him facilitate communications between the Company’s senior executives and the Board of Directors in his role as Chairman of the Board.

Class I Continuing Directors — Term to Expire in 2013

Matthew S. Dominski	Director since 2010

Mr. Dominski, 56, has been a director of the Company since March 2010. He also presently serves as a director of CBL & Associates Properties, Inc., one of the largest shopping mall real estate investment trusts in the United States. From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers (“Urban”), formerly one of the largest regional mall property companies in the country and also a publicly traded real estate investment trust. Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban’s President until 2002. In 2003, Mr. Dominski formed Polaris Capital, LLC, a Chicago, Illinois based real estate investment firm of which he currently is joint owner. From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the International Council of Shopping Centers. Mr. Dominski’s extensive experience leading other public and private real estate companies, both as a senior executive and a director, is a valuable asset to the Board of Directors.

H. Patrick Hackett, Jr.	Director since 2009

Mr. Hackett, 59, has been a director of the Company since December 2009. Mr. Hackett is the Chief Executive Officer of HHS Co., a real estate company located in the Chicago area. Previously, he served as the President and Chief Executive Officer of RREEF Capital, Inc. and as Principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett taught real estate finance at the Kellogg Graduate School of Management for 15 years when he also served on the real estate advisory boards of Kellogg and the Massachusetts Institute of Technology. He serves on the boards of Wintrust Financial Corporation (NASDAQ:WTFC), Textura Corporation and Evanston Capital Management. Mr. Hackett is a director of North Shore Bank. Mr. Hackett provides the Board of Directors with valuable real estate finance expertise, and the Board of Directors further benefits from Mr. Hackett’s experience on other boards in the financial services sector. In addition, Mr. Hackett’s financial expertise is valuable to the Company’s Audit Committee, which he has chaired since June 2010 and within which he is an “audit committee financial expert.”

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

Scott A. Musil

Mr. Musil, 43, has been Chief Financial Officer of the Company since March 2011. He served as acting Chief Financial Officer of the Company from December 2008 to March 2011 and Chief Accounting Officer of the Company from March 2006 to March 2011. Mr. Musil has also served as Senior Vice President of the Company since March 2001, Controller of the Company since December 1995, Treasurer of the Company since May 2002 and Assistant Secretary of the Company since May 1996. In addition, he served as a Vice President of the Company from May 1998 to March 2001. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company, culminating as an audit manager specializing in the real estate and finance industries. Mr. Musil is a certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and National Association of Real Estate Investment Trusts (“NAREIT”).

Johannson L. Yap

Mr. Yap, 48, has been the Chief Investment Officer of the Company since February 1997 and Executive Vice President — West Region since March 2009. From April 1994 to February 1997, he served as Senior Vice President — Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial

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properties. His professional affiliations include Urban Land Institute, NAREIT and the Council of Logistics Management.

David Harker

Mr. Harker, 52, has been Executive Vice President — Central Region since March 2009. From April 2005 to March 2009 he served as Executive Director — Investments of the Company. From 2002 to April 2005, he served as a Senior Regional Director of the Company and from 1998 to 2002 he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Nashville, St. Louis, Louisville and Memphis. Prior to joining the Company, Mr. Harker was a Vice President of the Trammell Crow Company from 1992 to 1998. His professional affiliations include the Society of Industrial and Office Realtors.

Peter O. Schultz

Mr. Schultz, 48, has been Executive Vice President — East Region since March 2009. From January 2009 to March 2009 he served as Senior Vice President — Portfolio Management of the Company. From November 2007 to December 2008, he served as a Managing Director of the Company, with responsibility for the Company’s East Region. From September 2004 to November 2007, he served as a Vice President — Leasing of the Company, with responsibility for the Company’s leasing team and asset management plan implementation in the East Region. From January 2001 to September 2004, he served as a Senior Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania and Southern New Jersey. From March 1998 to December 2000, he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania. Prior to joining the Company, Mr. Schultz served as President and Managing Partner of PBS Properties, Inc. from November 1990 to March 1998, prior to which time he was Director of Marketing and Sales for the Pickering Group and Morgantown Properties. His professional affiliations include National Association of Industrial and Office Properties.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors.  The Board of Directors currently consists of nine seats and, effective as of the date of the Annual Meeting, the Board will reduce its size to eight seats. A majority of the members of the Board of Directors are independent as affirmatively determined by the Board of Directors. In determining the independence of its members, the Board of Directors applied the following standards:

1) The member must meet the definition of “Independent Director” contained in the Company’s Charter, which requires that he or she be neither an employee of the Company nor a member of The Shidler Group.

2) After taking into account all relevant facts and circumstances, the Board of Directors must determine that the member has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Relationships to be considered include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

3) The member must satisfy the independence tests set forth in Section 303A.02(b) of the Listed Company Manual of the NYSE.

Applying such standards, the Board of Directors has affirmatively determined that each of Messrs. Dominski, Hackett, Lynch, Rau, Sharpe, Slater and Tyler are independent directors.

Pursuant to the terms of the Company’s Charter, the directors are divided into three classes. Class II Directors, Messrs. Duncan and Lynch and Michael G. Damone, and Class I Director, Mr. Sharpe, hold office for a term expiring at this Annual Meeting. Effective as of the date of the Annual Meeting, Mr. Damone will complete his service as a member of the Board of Directors. Class III Directors, Messrs. Rau, Slater and Tyler, hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2012. Class I Directors, Messrs. Dominski and Hackett hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2013. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each Annual

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Meeting of Stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the Annual Meeting of Stockholders held in the third year following the year of their election and the election and qualification of their successors.

The Board of Directors held ten meetings and acted four times by unanimous consent during 2010. Each of the directors serving in 2010 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member. Although the Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, all of the directors then serving, except for retiring directors, Jay Shidler and J. Steven Wilson, attended the 2010 Annual Meeting of Stockholders. During 2010, Mr. Lynch, in his capacity as Chairman of the Nominating/Corporate Governance Committee, presided at meetings of non-management directors. In 2011, those meetings will be presided over by the Chairman of the Board, Mr. Tyler.

The Board of Directors has adopted Corporate Governance Guidelines to reflect the principles by which it operates. These guidelines, as well as the charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors, are accessible at the investor relations pages of the Company’s website at www.firstindustrial.com and are available in print free of charge to any stockholder who requests them. The Company has adopted a Code of Business Conduct and Ethics, which includes the principles by which the Company expects its employees, officers and directors to conduct Company business and which is accessible at the investor relations pages of the Company’s website at www.firstindustrial.com and is available in print free of charge to any stockholder who requests it. The Company intends to post on its website amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics. We also post or otherwise make available on our website from time to time other information that may be of interest to our investors. However, none of the information provided on our website is part of the proxy solicitation material. See “Other Matters-Incorporation by Reference” herein.

The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating/Corporate Governance Committee and a Special Committee.

Audit Committee.  The Audit Committee is directly responsible for the appointment, discharge, compensation, and oversight of the work of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. In connection with such responsibilities, the Audit Committee approves the engagement of independent public accountants, reviews with the independent public accountants the audit plan, the audit scope, and the results of the annual audit engagement, pre-approves audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, pre-approves audit and non-audit fees and reviews the adequacy of the Company’s internal control over financial reporting.

As of the end of 2010, the Audit Committee consisted of Messrs. Hackett, Sharpe and Rau. Each of Messrs. Hackett, Rau and Sharpe, in the judgment of the Company’s Board of Directors, is independent as required by the listing standards of the NYSE and the rules of the SEC. Also, in the judgment of the Company’s Board of Directors, each member is financially literate as required by the listing standards of the NYSE. Further, in the judgment of the Company’s Board of Directors, Mr. Hackett is an “audit committee financial expert,” as such term is defined in the SEC rules, and has “accounting or related financial management expertise,” as defined in the listing standards of the NYSE. See Mr. Hackett’s biography above. The Audit Committee met 10 times in 2010.

Compensation Committee.  The Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the “1994 Stock Plan”), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the “1997 Stock Plan”), the First Industrial Realty Trust, Inc. Deferred Income Plan, the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the “2001 Stock Plan”), the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan (the “2009 Stock Plan”) and the 2011 Stock Plan. The Compensation Committee currently consists of Messrs. Slater, Lynch and Sharpe, each of whom, in the judgment of the Company’s Board of Directors, is

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independent as required by the listing standards of the NYSE. The Compensation Committee met five times in 2010.

Investment Committee.  The Investment Committee provides oversight and discipline to the investment process. Investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company’s acquisition personnel, reviews each submission thoroughly and approves acquisitions of land having a total investment of greater than $5 million and all other acquisitions and development projects having a total investment of greater than $20 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $50 million. The membership of the Investment Committee currently consists of Messrs. Damone, Dominski and Duncan. The Investment Committee met three times in 2010.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee recommends individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so recommended by the Nominating/Corporate Governance Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the recommended nominations, the Nominating/Corporate Governance Committee would develop a new recommendation. In addition, the Nominating/Corporate Governance Committee develops and oversees the Company’s corporate governance policies. The membership of the Nominating/Corporate Governance Committee currently consists of Messrs. Lynch, Dominski, Hackett and Rau, each of whom, in the judgment of the Company’s Board of Directors, is independent as required by the listing standards of the NYSE Mr. Lynch is the current Chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met four times during 2010 and met in March 2011 to determine its nominations for this Proxy Statement.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting, notice must be given in accordance with the Bylaws of the Company to the Secretary of the Company not more than 180 days nor less than 75 days prior to the first anniversary of the preceding year’s Annual Meeting. The fact that the Company may not insist upon compliance with the requirements contained in its Bylaws should not be construed as a waiver by the Company of its right to do so at any time in the future.

In general, it is the Nominating/Corporate Governance Committee’s policy that, in its judgment, its recommended nominees for election as members of the Board of Directors of the Company must, at a minimum, have business experience of a breadth, and at a level of complexity, sufficient to understand all aspects of the Company’s business and, through either experience or education, have acquired such knowledge as is sufficient to qualify as financially literate. In addition, recommended nominees must be persons of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company. While the Nominating/Corporate Governance Committee has not adopted a formal diversity policy, diversity is one of the factors that the Nominating/Corporate Governance Committee considers in identifying director nominees. As part of the nomination process, the Nominating/Corporate Governance Committee evaluates how a particular individual would affect the diversity of the Company’s Board of Directors in terms of how that person may contribute to the Board of Directors’ overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in matters pertaining to the Company’s business.

The Nominating/Corporate Governance Committee may identify nominees for election as members of the Board of Directors of the Company through its own sources (including through nominations by stockholders made in accordance with the Company’s Bylaws), through sources of other directors of the Company, and through the use of third-party search firms. The Company has previously engaged a third party search firm to identify potential nominees and may do so again in the future. Subject to the foregoing minimum standards, the Nominating/Corporate Governance Committee will evaluate each nominee on a case-by-case basis, assessing each nominee’s

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judgment, experience, independence, understanding of the Company’s business or that of other related industries, and such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the current needs of the Company’s Board of Directors.

Special Committee.  The Special Committee is authorized, within limits specified by the Board of Directors, to approve the terms under which the Company issues or repurchases Common Stock, preferred stock or depository shares representing fractional interests in preferred stock, or under which the Company or any of the Company’s subsidiaries, including First Industrial, L.P., issues or repurchases debt. The membership of the Special Committee currently consists of Messrs. Dominski, Duncan and Rau. The Special Committee acted by unanimous consent once during 2010.

Communications by Stockholders.  Stockholders of the Company may send communications to the Board of Directors as a whole, its individual members, its committees or its non-management members as a group. Communications to the Board of Directors as a whole should be addressed to “The Board of Directors”; communications to any individual member of the Board of Directors should be addressed to such individual member; communications to any committee of the Board of Directors should be addressed to the Chairman of such committee; and communications to non-management members of the Board of Directors as a group should be addressed to the Chairman of the Nominating/Corporate Governance Committee. In each case, communications should be further addressed “c/o First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 3900, Chicago, Illinois 60606.” All communications will be forwarded to their respective addressees and, if a stockholder marks his or her communication “Confidential”, will be forwarded directly to the addressee.

Board Leadership Structure and Role in Risk Management.  Mr. Tyler is chairman of the Board of Directors. Mr. Tyler served as the Company’s interim Chief Executive Officer from October 22, 2008 until January 9, 2009. Prior to and since the completion of his service as interim Chief Executive Officer, Mr. Tyler has not served as an officer of the Company and, as discussed above, Mr. Tyler is an independent director as affirmatively determined by the Board of Directors. We believe that having board leadership independent of management helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Mr. Duncan, the Company’s President and Chief Executive Officer, is also a member of the Board of Directors. The presence of Mr. Duncan on the Board of Directors helps to ensure that management’s insight is directly available to the directors in their deliberations.

The Board of Directors oversees the business of the Company and our stockholders’ interests in the long-term financial strength and overall success of the Company’s business. In this respect, the Board of Directors is responsible for overseeing the Company’s risk management. The Board of Directors delegates many of these functions to the Board’s committees. Each committee of the Board of Directors is responsible for reviewing the risk exposure of the Company related to the committees’ areas of responsibility and providing input to the Board of Directors on such risks. The Board of Directors and its committees regularly review material strategic, operational, financial, compensation and compliance risks with management.

For example, under its charter, the Audit Committee is required to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders, the systems of internal controls that management and the Board of Directors have established and the audit process. The Audit Committee is responsible for facilitating communication between the Company’s independent auditors and the Board of Directors and management, and for reviewing with the independent auditors the adequacy of the Company’s internal controls. The Audit Committee also reviews with management and the independent auditors significant risks which impact financial reporting and operations to which the Company is exposed, including risks faced in the ordinary course of business and risks resulting from extraordinary circumstances. In addressing these risks, the Audit Committee assesses management’s response and the effectiveness of the Company’s internal controls.

Similarly, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long term business strategy. We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The

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Compensation Committee has focused on aligning our compensation policies with our stockholders’ long-term interests and avoiding short-term rewards for management or awards that encourage excessive or unnecessary risk taking. For example, a substantial amount of compensation provided to the Company’s executive officers is in the form of equity awards for which the ultimate value of the award is tied to the Company’s stock price and which are subject to long-term vesting schedules. In addition, annual cash and equity bonuses provided to management for 2010 were contingent upon the Company’s satisfaction of a prescribed level of “funds from operations,” which is a non-GAAP supplemental performance measure commonly used to evaluate the performance of real estate investment trusts. Because these awards are directly tied to increased earnings and stock price, in line with our stockholders’ interests, we believe that none of these types of awards contribute to excessive or unnecessary risk taking.

DIRECTOR COMPENSATION

Directors of the Company who are also employees, namely Mr. Duncan (our Chief Executive Officer) and Mr. Damone (a non-executive employee), receive no additional compensation for their services as a director.

Compensation of non-employee directors is reviewed annually by the Compensation Committee of the Board of Directors, which makes any recommendations of compensation changes to the entire Board of Directors. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites, although they are reimbursed for their out-of-pocket expenses for meeting attendance.

Compensation for non-employee directors of the Company consisted of an annual director’s fee equivalent in value to $120,000, up to 100% of the value of which may be taken in the form of unrestricted Common Stock. No fees are paid for attendance at in-person or telephonic meetings of the Board of Directors and its Committees. Additional annual fees for service as Chairman of the Board of Directors, Chairman of the Audit Committee, Chairman of the Compensation Committee and Chairman of the Nominating/Corporate Governance Committee are $50,000, $20,000, $10,000 and $10,000, respectively. For 2010, each director elected to receive all fees in the form of cash payments rather than unrestricted Common Stock.

DIRECTOR COMPENSATION SUMMARY

	Fees Earned
	or Paid in	Stock		All Other	Total
Name	Cash ($)	Awards ($)		Compensation ($)	Compensation ($)

Matthew S. Dominski(1)	$99,545	$0	(1)	$0	$99,545
H. Patrick Hackett, Jr.	$131,667	$0	(2)	$0	$131,667
Kevin W. Lynch	$130,000	$0	(3)	$0	$130,000
John Rau	$128,333	$0	(4)	$0	$128,333
L. Peter Sharpe(5)	$19,333	$0	(5)	$0	$19,333
Jay H. Shidler(6)	$41,613	$0	(6)	$0	$41,613
Robert J. Slater	$130,000	$0	(7)	$0	$130,000
W. Ed Tyler	$170,000	$0	(8)	$0	$170,000
J. Steven Wilson(9)	$41,613	$0	(9)	$0	$41,613

(1)	Mr. Dominski’s service as a director of the Company commenced March 3, 2010. Mr. Dominski currently holds no shares of unvested restricted Common Stock.

(2)	As of December 31, 2010, Mr. Hackett held no shares of unvested restricted Common Stock.

(3)	As of December 31, 2010, Mr. Lynch held 12,156 shares of unvested restricted Common Stock.

(4)	As of December 31, 2010, Mr. Rau held 9,062 shares of unvested restricted Common Stock.

(5)	Mr. Sharpe’s service as a director of the Company commenced November 3, 2010. Mr. Sharpe currently holds no shares of unvested restricted Common Stock

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(6)	Mr. Shidler’s service as a director of the Company concluded on May 5, 2010.

(7)	As of December 31, 2010, Mr. Slater held 13,694 shares of unvested restricted Common Stock.

(8)	As of December 31, 2010, Mr. Tyler held 12,369 shares of unvested restricted Common Stock.

(9)	Mr. Wilson’s service as a director of the Company concluded on May 5, 2010.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVES AND DESIGN OF COMPENSATION PROGRAM

The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company’s stockholders. Accordingly, the Company believes its executive compensation program should not only serve to attract and retain talented, capable individuals, but also to provide them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value.

THE EXECUTIVE COMPENSATION PROCESS AND THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee typically formulates senior executive compensation beginning in the December before and in the first quarter of the applicable fiscal year by setting that year’s salary and, if applicable, target maximum cash and equity bonus for the Chief Executive Officer, the Chief Financial Officer and other senior executive officers (“Senior Management”). Also, typically, in the first quarter of the applicable fiscal year (although not until November in 2010) the Compensation Committee adopts, and the full Board of Directors ratifies, the performance criteria (the “Performance Criteria”) to be used to determine the incentive compensation of Senior Management (other than those covered by separate plans or agreements) for that year. Then, after the end of the applicable fiscal year, the Compensation Committee meets to determine incentive compensation to be paid to Senior Management with respect to that year pursuant to the Performance Criteria or, as applicable, pursuant to separate plans or agreements. Per such determination, the Company pays cash bonuses, typically in February or March, and issues restricted Common Stock, typically in March.

Periodically, though not every year, the Company and the Compensation Committee engage the services of outside consultants to evaluate the Company’s executive compensation program. In 2008, the Compensation Committee retained FPL Associates, an outside consultant, to review the appropriateness of the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Executive Vice President — Operations, and certain other members of management. As part of its review, the outside consultant surveyed a range of real estate companies that included not only the Company’s industrial peers, but similarly sized companies and companies with similar operating strategies from other sectors of the REIT industry. Peers identified were: AMB Property Corp., PS Business Parks, Inc., Eastgroup Properties, Inc., Liberty Property Trust, ProLogis, Duke Realty Corp., Taubman Centers, Inc., Corporate Office Properties Trust, Crescent Real Estate Equities, FelCor Lodging Trust, Inc., Home Properties, Inc., Maguire Properties, Inc., Essex Property Trust, Inc., BRE Properties, Inc., Realty Income Corporation, Pennsylvania REIT, Cousins Properties, Inc., Crescent Real Estate Equities, Vornado Realty Trust, Kimco Realty Corporation, Mack-Cali Realty Corp., SL Green Realty Corp., Boston Properties, Inc. and Developers Diversified Realty. The Compensation Committee used this survey not as a benchmark, per se, but rather to gauge generally the appropriateness of the Company’s executive compensation programs and to gauge the appropriateness of the levels of base compensation paid to Senior Management.

Historically, the Company’s Chief Executive Officer and Chief Financial Officer have participated in meetings with the Compensation Committee at various times throughout the year. During the first quarter of the applicable

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fiscal year, they typically meet with the Compensation Committee to present and discuss recommendations with respect to the applicable fiscal year’s salaries and target maximum cash and equity bonus for Senior Management not covered by separate plans or agreements. Also, in the first quarter of each year, they typically meet with the Compensation Committee to present and discuss recommendations with respect to incentive compensation for the year just ended. In addition, they traditionally meet with the Compensation Committee regarding employment agreements that the Company has entered into and assist the Compensation Committee in providing compensation information to outside consultants engaged to evaluate the Company’s compensation programs.

In 2008 and 2009, an ad hoc committee of the Board of Directors, including Messrs. Lynch, Rau, Shidler, Slater and Tyler, which was formed for evaluating and selecting a new chief executive officer (the “Search Committee”), also had a significant role in determining the compensation for Mr. Duncan. As Mr. Duncan was not previously employed by First Industrial, his employment arrangements reflect terms and conditions that were negotiated with him. Among factors considered by the Search Committee during these negotiations were:

•	Mr. Duncan’s reputation, experience and skill;

•	the compensation that would be payable to an alternative candidate for the position; and

•	the compensation payable to and structure utilized for the employment of a new chief executive officer of a real estate investment trust in circumstances that the Search Committee considered to be comparable to the Company’s.

During its negotiations, the Search Committee relied upon analysis provided by FPL Associates L.P., which has advised the Compensation Committee in various compensation determinations for the Company in the past. The Search Committee considered the compensation available to Mr. Duncan both annually and in the aggregate over a period of four years assuming appreciation of the price of First Industrial’s Common Stock. The committee also considered the amounts that would be payable to Mr. Duncan in the event of the termination of his employment due to a change of control or other factors.

The Compensation Committee awarded Mr. Duncan restricted stock units, rather than restricted Common Stock, upon his employment. Unlike an award of restricted Common Stock, restricted stock units do not entitle the recipient to voting rights for the shares underlying the award. Mr. Duncan is also not entitled to dividends until vesting, but upon vesting he is entitled to an amount (payable at the Company’s choice in shares of Common Stock or cash) equal to the aggregate amount of dividends payable on shares underlying the award from the date of grant to the date of vesting. These dividend equivalent rights therefore subject Mr. Duncan’s dividend rights to the risk of forfeiture if the vesting conditions for restricted stock units are not satisfied but put him in a roughly equivalent economic position if the restricted stock units do vest.

Mr. Duncan’s restricted stock units differ from the Company’s typical restricted Common Stock awards because they are subject to a longer, 4-year ratable vesting schedule and because 40% (400,000) of the shares (the “Duncan Performance RSUs”) underlying the award further require performance targets to be met. The Compensation Committee believed that Mr. Duncan should earn the equity granted upon his employment in part for leading the Company and in part only if the performance of the Company improved under his leadership. Setting performance targets to evaluate Mr. Duncan’s success was difficult because the Company had begun substantial changes to its business model prior to hiring Mr. Duncan, making past performance criteria inapplicable, and the Company expects Mr. Duncan, along with its other senior executives, to help define the Company’s future goals and operations. In light of these difficulties, the Compensation Committee determined to use the market price performance of the Company’s Common Stock as a measure of performance. If the service-based vesting conditions are also satisfied, 25% of the Duncan Performance RSUs will vest in the event that the Company attains stock price targets of $11.00, $15.00, $19.00 and $23.00, respectively, prior to December 31, 2013.

The Compensation Committee also recognized that stock price can be (and has been) affected by numerous factors outside of the Company’s performance. The Compensation Committee observed that a comparable equity award issued to the new chief executive officer of a real estate investment trust whose circumstances the Compensation Committee considered to be comparable to the Company’s also relied upon stock price improvement

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for performance-based vesting and subjected 40% of that executive’s equity award to performance-based, in addition to service-based, vesting.

The Compensation Committee did not retain the services of outside consultants to evaluate the Company’s executive compensation program for 2010, although it has retained such consultants in prior years and may do so again in the future.

EXECUTIVE COMPENSATION COMPONENTS

The components of the Company’s executive compensation program are base salary, incentive bonuses (both cash and equity awards) and benefits/perquisites. Benefits/perquisites currently include premiums paid by the Company on term life insurance and long-term disability insurance; standard health, life and disability insurance; a personal financial planning allowance in the case of Mr. Yap in accordance with his employment agreement; and, if and when approved by management, 401(k) matching contributions. In the past, benefits/perquisites have also included car allowances and moving allowances.

Each component of the Company’s executive compensation program serves to attract and retain talented, capable individuals to the Company’s management ranks. Incentive bonuses serve the added purpose of providing such individuals with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance.

The Company considers base salary, incentive bonuses and benefits/perquisites as independent components of the Company’s executive compensation program. Base salary and benefits/perquisites are intended to compensate Senior Management for services rendered, and increases to their base salary are a function of individual performance and general economic conditions. Incentive bonuses, by contrast, are linked to, and are a function of the achievement of, performance criteria that are designed to maximize the Company’s overall performance. Historically, base salary and benefits/perquisites have constituted approximately 1/3 of Senior Management’s compensation in a typical year, while incentive bonus has made up approximately 2/3. Although this proportion may vary from year to year, this allocation between base salary and incentive compensation is consistent with the Compensation Committee’s compensation philosophy that Senior Management’s compensation should be largely tied to performance criteria designed to maximize the Company’s overall performance.

The Compensation Committee does not have a specific policy regarding the mix of cash and non-cash compensation awarded to Senior Management, although it believes that a significant portion of Senior Management compensation should be paid in the form of equity. For members of Senior Management with employment agreements, the mix of target maximum cash and non-cash incentive compensation they are entitled to receive is set forth in their respective employment agreements. Although the exact percentages vary among individuals, non-cash compensation makes up approximately 40% of the potential incentive compensation for executive officers as a group. For Mr. Duncan, annual bonuses will typically be payable in a combination of cash and shares of restricted Common Stock, and it is expected that the portion paid in Common Stock will be proportionate to the non-cash incentive compensation received by the Company’s senior executives generally.

When granting non-cash compensation to Senior Management, the Compensation Committee has typically utilized restricted Common Stock awards. Typically, these awards vest ratably over three years and, for 2010, these awards were denominated based on the closing price of the Company’s Common Stock on the day the Compensation Committee met to make its award determinations. In 2009, the Compensation Committee also utilized restricted stock unit awards in connection with non-cash incentive compensation issued to Mr. Duncan and to the other members of Senior Management as described in this Proxy Statement.

The Compensation Committee believes that restricted Common Stock awards and restricted stock unit awards play an important role in aligning management’s interests with those of the Company’s stockholders in that restricted Common Stock and restricted stock units (other than the vesting and transfer restrictions applicable to them) are economically identical to stockholders’ Common Stock. For this reason, restricted Common Stock and

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restricted stock unit awards have been a significant part of executive compensation, although the Compensation Committee may use other forms of equity compensation, such as stock options, in the future.

On July 13, 2009 the Compensation Committee approved retention cash bonuses and restricted stock unit awards to certain employees of the Company, including members of Senior Management, other than Mr. Duncan, to promote retention and to further align the interests of Messrs. Musil, Yap, Harker and Schultz with the interests of Mr. Duncan. On July 7, 2010 the Compensation Committee approved additional retention cash bonuses to certain employees of the Company, including members of Senior Management, other than Mr. Duncan. While the Compensation Committee reserves the right to make retention awards from time to time, it does not consider these awards a regular component of executive compensation.

SETTING EXECUTIVE COMPENSATION

Base Salary

The Company provides Senior Management with base salary to compensate them for services rendered during the fiscal year. The base salaries of Senior Management are a function of either the minimum base salaries specified in their employment agreements or the base salary negotiated at the time of their hire, and any subsequent increases to such base salaries approved by the Compensation Committee. In determining increases to such base salaries for the following year, the Compensation Committee considers individual performance of Senior Management in the most recently completed year, including organizational and management development and sales leadership exhibited from year-to-year and peer information provided by compensation consultants. The Compensation Committee also considers general economic conditions prevailing at the end of such year, when the increases for the following year are typically determined.

Due to the general economic conditions prevailing at the end of 2009 and in order to conserve cash, no salary increases were approved for Mr. Duncan and the other members of Senior Management for 2010. In addition, effective August 1, 2010, salaries for Mr. Duncan and the other members of Senior Management were voluntarily reduced for the remainder of 2010.

Annual Incentive Bonuses

The Company provides its senior executives with annual incentive compensation, which currently includes cash and equity awards, in the form of restricted Common Stock, to incentivize and reward them for Company and individual performance in specified areas that serve the best interests of the Company’s stockholders.

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2010 Executive Officer Bonus Plan

For 2010, Messrs. Duncan, Musil, Yap, Harker and Schultz participated in an incentive compensation plan (the “2010 Executive Officer Bonus Plan”) which was recommended by the Compensation Committee and adopted by the Board of Directors on November 3, 2010. Under the 2010 Executive Officer Bonus Plan, compensation determinations of the Compensation Committee are based on (1) the Company’s achievement above a minimum level of funds from operations (“FFO”)(1) per share per annum, as may be adjusted in the Compensation Committee’s discretion to exclude the effects of impairment charges and certain other extraordinary items, (2) the target maximum cash and equity bonus opportunity of the executive officers, expressed as a percentage of their base salaries and (3) the Chief Executive Officer’s self-evaluation and individual recommendations, with respect to Messrs. Musil, Yap, Harker and Schultz, to the Compensation Committee.

The Compensation Committee believes FFO is the best single measure to appropriately capture the Company’s performance, and has adopted FFO as the sole Performance Criteria. Achievement by the Company above a minimum FFO threshold for 2010 qualified each executive officer covered by the 2010 Executive Officer Bonus Plan to receive up to 125% of his stated target maximum cash and equity bonus opportunity, depending on the level of FFO achieved (the “FFO Percentage”). For Messrs. Duncan and Yap, the targets are based on requirements in their employment agreements and subject to increase by the Compensation Committee; and, for Messrs. Musil, Harker and Schultz, the targets are a function of Company policy applicable to employees generally. In each case, the targets reflect the Compensation Committee’s belief that an individual’s incentive compensation should be comprised of approximately 60% cash compensation and 40% equity compensation.

The target maximum bonuses for 2010 for Messrs. Duncan, Musil, Yap, Harker and Schultz for purposes of the 2010 Executive Officer Bonus Plan were as follows:

	Target Maximum	Target Maximum
	Cash Bonus	Equity Bonus
Executive Officer	(% of Base Salary)	(% of Base Salary)

Bruce W. Duncan	200%	140%
Scott A. Musil	150%	100%
Johannson Yap	200%	140%
David Harker	150%	100%
Peter Schultz	150%	100%

(1)	FFO is a non-GAAP measure that the Company defined (for all 2010 purposes) as net income available to common stockholders and participating securities, plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold less economic gains that are not included within the NAREIT definition. Investors in and analysts following the real estate industry utilize FFO, variously defined, as a supplemental performance measure. The Company considers FFO, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. In addition, FFO is commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO should not be considered as a substitute for net income available to common stockholders (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs. Please see the reconciliation of FFO to net income available to common stockholders contained in our Current Report on Form 8-K dated February 24, 2011.

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Under the 2010 Executive Officer Bonus Plan, the Company’s FFO per share achieved for 2010 justified each participant receiving cash and equity bonuses equal to 86% of their respective target maximum cash and equity bonuses. However, in order to conserve cash, and to give consideration to the Company’s overall performance in 2010 and the current economic environment, the Company’s Chief Executive Officer recommended to the Compensation Committee that it apply a revised FFO Percentage in awarding bonuses. Based upon the Chief Executive Officer’s recommendation, the Compensation Committee exercised its discretion and established a bonus pool to be distributed among the members of Senior Management representing the aggregate cash and equity bonuses that would have been justified under the 2010 Executive Officer Bonus Plan had an FFO Percentage of 71% been applied. Individual bonuses paid to the members of Senior Management from this bonus pool were not uniform, and approximated percentages of each officer’s target maximum cash and equity bonus as determined by the Compensation Committee (the “Individual Cash Percentage” and the “Individual Equity Percentage”; collectively, the “Individual Percentages”).

The variability of the Individual Percentages applied to the members of Senior Management is attributable to differences in individual subjective performance evaluations. For example, the Compensation Committee rewarded Mr. Musil for his assumption of significant additional responsibilities in his capacity as acting Chief Financial Officer and rewarded Messrs. Harker and Schultz for the management of their respective regions, in particular their leasing efforts in a very challenging leasing environment. Notwithstanding the level of FFO per share achieved and, more importantly, the level of shareholder value delivered by the Company in 2010, Mr. Duncan recommended relatively lower Individual Percentages for Mr. Yap and himself. In Mr. Duncan’s view, in an economic environment in which the Company is rightsizing, its most highly compensated employees should receive lower Individual Percentages than those of the rest of the team. The Compensation Committee accepted Mr. Duncan’s recommendation.

The cash bonus payments and equity grants made in March 2011 to each member of Senior Management, together with the applicable Individual Percentage, is reflected in the following table:

	Individual		Individual	Shares of
	Cash	Cash Bonus	Equity	Restricted Stock
Executive Officer	Percentage (%)	Paid ($)	Percentage (%)	Granted

Bruce W. Duncan	62	975,000	70	69,074
Scott A. Musil	77	255,878	82	16,202
Johannson Yap	63	450,000	70	31,524
David Harker	85	286,656	70	14,213
Peter Schultz	96	336,670	70	14,802

2009 Executive Officer Bonus Plan

For 2009, Messrs. Duncan, Musil, Yap, Harker and Schultz participated in an incentive compensation plan (the “2009 Executive Officer Bonus Plan”) which was recommended by the Compensation Committee and adopted by the Board of Directors on May 13, 2009. Determinations regarding compensation and appropriate performance criteria were made by the Board of Directors in the same manner under the 2009 Executive Officer Bonus Plan as the determination made under the 2010 Executive Officer Bonus Plan and described above.

PROXY STATEMENT

The target maximum bonuses for 2009 for Messrs. Duncan, Musil, Yap, Harker and Schultz for purposes of the 2009 Executive Officer Bonus Plan were as follows:

	Target Maximum	Target Maximum
	Cash Bonus	Equity Bonus
Executive Officer	(% of Base Salary)	(% of Base Salary)

Bruce W. Duncan	200%	140%
Scott A. Musil	125%	90%
Johannson Yap	200%	140%
David Harker	150%	100%
Peter Schultz	150%	100%

Under the 2009 Executive Officer Bonus Plan, the Company’s FFO per share achieved justified each participant receiving cash and equity bonuses equal to 125% of their respective target maximum cash and equity bonuses. However, similar to 2010, in order to conserve cash, and to give consideration to the Company’s overall performance in 2009 and the economic environment at the time, the Company’s Chief Executive Officer recommended to the Compensation Committee that it apply a revised FFO Percentage in awarding bonuses. Based upon the Chief Executive Officer’s recommendation, the Compensation Committee exercised its discretion and established a bonus pool to be distributed among the members of Senior Management representing the aggregate cash and equity bonuses that would have been justified under the 2009 Executive Officer Bonus Plan had an FFO Percentage of 60.5% been applied. Individual bonuses paid to the members of Senior Management from this bonus pool were not uniform, and approximated a percentage of each officer’s target maximum cash and equity bonus as determined by the Compensation Committee (the “Individual Percentages”).

The cash bonus payments and equity grants made in February and March 2010 to each member of Senior Management, together with the applicable Individual Percentage, is reflected in the following table:

			Shares of
	Individual		Restricted Stock
Executive Officer	Percentage (%)	Cash Bonus Paid ($)	Granted

Bruce W. Duncan	48.7	750,000	105,769
Scott A. Musil	83.7	230,000	33,654
Johannson Yap	56.4	400,000	57,692
David Harker	49.8	172,000	22,115
Peter Schultz	65.0	245,000	27,885

Retention and Long-Term Bonus Plans

2009 Retention and Long-Term Bonus Plan

On July 13, 2009, the Compensation Committee approved service-based and performance-based incentive awards (collectively, the “2009 Retention and Long-Term Bonus Awards”) to certain employees of the Company, including members of Senior Management other than Mr. Duncan, to promote retention and to align the interests of Messrs. Musil, Yap, Harker and Schultz with the interests of Mr. Duncan. Grantees of a service-based award who remained employed with the Company through and including June 30, 2010 were eligible for a specified cash bonus (the “2009 Retention Cash Bonus”). The 2009 Retention Cash Bonus awards for Senior Management, other than Mr. Duncan, were as follows:

2009
Retention Cash
Executive Officer	Bonus

Scott A. Musil	$46,830
Johannson Yap	$66,900
David Harker	$46,830
Peter Schultz	$46,830

PROXY STATEMENT

On June 30, 2010, each of the 2009 Retention Cash Bonuses granted to Senior Management set forth above vested.

Grantees of a performance-based award were issued a specified number of restricted stock units (“2009 Performance RSUs”), each of which represents the right to receive, upon vesting, one share of the Company’s Common Stock plus any dividend equivalents that have accrued prior to the date of vesting. The 2009 Performance RSUs and associated dividend equivalents have a performance-based vesting component and a service-based vesting component, and each 2009 Performance RSU vests upon the later to occur of the satisfaction of the relevant performance-based and service-based vesting component. The performance-based component is satisfied with respect to installments of 25% of the 2009 Performance RSUs in the event that the Company maintains, for a period of 15 consecutive trading days prior to June 30, 2014, stock price targets of $9.00, $13.00, $17.00 and $21.00, respectively. The performance-based component was satisfied with respect to 25% of the 2009 Performance RSUs on January 24, 2011 when the Company had maintained for a period of 15 consecutive trading days a stock price target of $9.00. The service-based component is subject to a grantee’s continued employment over a period of four years, is satisfied with respect to 25% of the 2009 Performance RSU’s on each of June 30, 2010, 2011, 2012 and 2013. Upon the consummation of a change of control of the Company, all 2009 Performance RSUs vest in full. In the event of a termination of a grantee’s employment due to his death or disability, each unvested 2009 Performance RSU vests to the extent that:

•	the service-based component relating to that 2009 Performance RSU would have been satisfied had the grantee remained employed for an additional 24 months, and

•	the performance-based component relating to that 2009 Performance RSU is satisfied at any time through the earlier of the 24-month anniversary of the grantee’s termination and June 30, 2014.

All vested RSUs will be distributed in shares of the Company’s Common Stock. At the Company’s option, the Company may pay dividend equivalents in cash or Common Stock. The 2009 Performance RSU awards for Senior Management, other than Mr. Duncan, were as follows:

2009
Executive Officer	Performance RSUs

Scott A. Musil	28,000
Johannson Yap	40,000
David Harker	28,000
Peter Schultz	28,000

On January 24, 2010, 1,750 of the 2009 Performance RSUs granted to each of Messrs. Musil, Harker and Schultz, and 2,500 of the 2009 Performance RSUs granted to Mr. Yap, vested.

The 2009 Retention and Long-Term Bonus Awards were intended by the Compensation Committee to be commensurate with awards issued to similarly situated individuals under comparable retention bonus plans adopted by some of our peers. In this regard the Compensation Committee relied in part on a survey conducted in 2008 by our outside consultant, FPL Associates, as part of its evaluation of the Company’s executive compensation program, with a particular focus on the long-term incentive plans adopted by AMB Property Corporation, Eastgroup Properties, Inc., ProLogis and DCT Industrial Trust Inc. The Compensation Committee did not use this survey as a benchmark, but rather to gauge generally the appropriateness of the levels of compensation payable to its executive officers in connection with the 2010 Retention Cash Bonus awards

In addition, the value of the 2009 Retention Cash Bonus relative to the grant date value of the portion of the 2009 Performance RSU’s scheduled to vest on June 30, 2010, reflects the Compensation Committee’s belief that an individual’s incentive compensation should be comprised of approximately 60% cash compensation and 40% equity compensation.

PROXY STATEMENT

Mr. Yap’s receipt of a larger 2009 Retention Cash Bonus and more 2009 Performance RSU’s than Messrs. Musil, Harker and Schultz was an acknowledgement of Mr. Yap’s additional responsibilities as Chief Investment Officer, in addition to his role as head of the Company’s West Region.

2010 Retention Bonus Plan

On July 7, 2010 the Compensation Committee approved additional service-based incentive awards to certain employees of the Company, including members of Senior Management other than Mr. Duncan, to promote retention during what it anticipated would continue to be a difficult economic environment, generally, and real estate market, specifically. Under the 2010 Retention Bonus Plan grantees who remained employed with the Company through and including June 30, 2011 were eligible for a specified cash bonus (the “2010 Retention Cash Bonus”). In the event (i) a grantee’s employment with the Company is terminated on or prior to June 30, 2011 as a result of grantee’s death or by the Company due to grantee’s disability or (ii) a change of control is consummated on or prior to June 30, 2011 and the grantee remains employed with the Company through the date of such change of control, the grantee is eligible for an amount in cash equal to four times the 2010 Retention Cash Bonus, in lieu of the 2010 Retention Cash Bonus. The 2010 Retention Cash Bonus awards for Senior Management, other than Mr. Duncan, are as follows:

2010
Executive Officer	Retention Cash Bonus

Scott A. Musil	$46,830
Johannson Yap	$66,900
David Harker	$46,830
Peter Schultz	$46,830

No shares of restricted Common Stock or restricted stock units were granted under the 2010 Retention Bonus Plan.

As with the 2009 Retention and Long-Term Bonus Plan, awards under the 2010 Retention Bonus Plan were intended by the Compensation Committee to be commensurate with awards issued to similarly situated individuals under comparable retention bonus plans adopted by some of our peers. In this regard the Compensation Committee relied in part on the survey described above conducted in 2008 by our outside consultant, FPL Associates, as part of its evaluation of the Company’s executive compensation program.

Mr. Yap’s receipt of a larger 2010 Retention Cash Bonus than Messrs. Musil, Harker and Schultz was an acknowledgement of Mr. Yap’s additional responsibilities as Chief Investment Officer, in addition to his role as head of the Company’s West Region.

Benefits/Perquisites

The Company provides Senior Management with certain benefits/perquisites, which, depending on the officer, have included premiums paid by the Company on term life insurance and long-term disability insurance, car allowances, personal financial planning allowances, and, when applicable, moving and housing allowances. Senior Management, along with all of the Company’s other full time employees, are also eligible to receive 401(k) matching contributions and standard health, life and disability insurance. Premiums have been paid by the Company on term life insurance and long-term disability insurance and personal financial planning allowances have been provided only to those with, and as specified in, employment agreements. Any car allowances are a function of the market rates to lease and operate an executive class vehicle prevailing when the allowance was set. 401(k) matching payments are a function of each member of Senior Management’s contribution to his 401(k) account during the year and the percentage match which management determines to apply to the Company’s 401(k) Plan for that year. Standard health, life and disability insurance benefits are a function of the group benefit packages the Company is able to negotiate with third party providers.

For 2010, each of Messrs. Duncan, Yap, Harker and Schultz voluntarily surrendered his car allowance.

PROXY STATEMENT

Termination and Change-in-Control Triggers

Certain members of Senior Management have an employment agreement, and all Senior Management have agreements in respect of their restricted Common Stock awards or restricted stock unit awards granted pursuant to the Company’s Stock Plans, and such agreements specify events, including involuntary termination and change-in-control, that trigger the payment of cash and/or vesting in restricted Common Stock or restricted stock unit awards. The Company believes having such events as triggers for the payment of cash and/or vesting in restricted Common Stock or restricted stock unit awards promotes stability and continuity of management. See “Potential Payments Upon Termination or Change of Control” below for more information on the payments triggered by such events.

Stock Ownership Guidelines

The stock ownership guidelines for the Company’s directors and senior executive officers are as follows:

Retainer/
Base Salary
Position	Multiple

Directors	3x
Chief Executive Officer	5x
Chief Financial Officer, Chief Investment Officer and Executive Vice Presidents	4x

The stock ownership goal for each person subject to the ownership guidelines is determined on an individual basis, first in dollars as a multiple of the director’s annual retainer or the executive’s base salary, and then by converting that amount to a fixed number of shares. For directors and executives who were in office as of January 1, 2008, the stock ownership goal is determined using their retainers and base salaries in effect as of that date and must be achieved by January 1, 2013. For persons assuming a director or executive level position after January 1, 2008, the stock ownership goal is determined using their retainers and base salaries in effect on the date they become subject to the ownership guidelines and must be achieved within five years after that date. A copy of the Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at www.firstindustrial.com.

Stock Retention Requirements

Until the directors and senior executive officers reach their respective stock ownership goal, they will be required to retain shares that are owned on the date they became subject to the Stock Ownership Guidelines and at least seventy-five percent (75%) of “net shares” delivered through the Company’s executive compensation plans. “Net shares” deducts from the number of shares obtained by exercising stock options or through the vesting of awards the number of shares the executive sells to pay exercise costs or taxes. If the executive transfers an award to a family member, the transferee becomes subject to the same retention requirements. Until the director and executive stock ownership goals have been met, shares may be disposed of only for one or more of the exclusion purposes as set forth in the Company’s Stock Ownership Guidelines.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company does not believe that Section 162(m) of the Code is applicable to its current arrangements with its executive officers.

PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed, and discussed with management, the Compensation Discussion and Analysis included above in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s annual report on Form 10-K for the Company’s fiscal year ended December 31, 2010.

Submitted by the Compensation Committee:

Robert J. Slater, Chairman
Kevin W. Lynch
L. Peter Sharpe

PROXY STATEMENT

EXECUTIVE SUMMARY COMPENSATION TABLE

The Summary Compensation Table below sets forth the aggregate compensation for Bruce W. Duncan, the Company’s President and Chief Executive Officer; Scott A. Musil, the Company’s Chief Financial Officer; and certain of the Company’s other highly compensated executive officers. The 2010 Grants of Plan Based Awards Table following the Summary Compensation Table provides additional information regarding incentive compensation granted by the Company to these officers in 2010.

								Non-Equity
						Stock		Incentive Plan		All Other
			Salary	Bonus		Awards		Compensation		Compensation	Total
Name and Principal Position	Year		($)	($)		($)(1)		($)		($)(2)	($)

Bruce W. Duncan(3)	2010		$783,333	$—		$615,576	(4)	$975,000		$12,069	$2,385,978
President and CEO	2009	(5)	778,974	—		6,014,000	(4)	750,000		7,945	7,550,919
Scott A. Musil	2010		$220,416	$46,830	(6)	$195,866	(7)	$255,878	(8)	$15,500	$734,490
Chief Financial	2009		225,000	—		82,320	(7)	230,000	(9)	10,518	547,838
Officer	2008		225,000	—		223,992	(7)	—		55,145	504,137
Johannson L. Yap	2010		$357,500	$66,900	(6)	$335,767	(10)	$450,000	(8)	$20,336	$1,230,503
Chief Investment	2009		365,000	—		117,600	(10)	400,000	(8)	19,932	902,532
Officer and Exec. Vice	2008		365,000	—		578,258	(10)	—		176,441	1,119,699
President — West Region
David Harker(3)	2010		$225,650	$46,830	(6)	$128,709	(11)	$286,656	(8)	$15,640	$703,485
Exec. Vice President -	2009		230,400	—		82,320	(11)	172,000	(9)	12,528	497,248
Central Region
Peter Schultz(3)	2010		$235,000	$46,830	(6)	$162,291	(12)	$336,670	(8)	$15,640	$796,431
Exec. Vice President —	2009		240,000	—		82,320	(12)	245,000	(9)	13,028	580,348
East Region

(1)	Amounts reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. See note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions used in valuing the 2009 awards.

(2)	For 2010, includes medical benefits of $6,995, $10,426, $10,566, $10,566 and $10,566 paid on behalf of Messrs. Duncan, Musil, Yap, Harker and Schultz, respectively; a term life insurance premium of $686 paid on behalf of each of Messrs. Duncan, Musil, Yap, Harker and Schultz; a long-term disability insurance premium of $626 paid on behalf of each of Messrs. Duncan, Musil, Yap, Harker and Schultz; 401(k) matching payments of $3,675 paid on behalf of each of Messrs. Duncan, Musil, Yap, Harker and Schultz; and a personal financial planning allowance of $4,696 for Mr. Yap. For 2009, includes medical benefits of $5,102, $9,119, $9,629, $9,629, and $9,629 paid on behalf of Messrs. Duncan, Musil, Yap, Harker and Schultz, respectively; term life insurance premiums of $572, $686, $2,205, $686 and $686 paid on behalf of Messrs. Duncan, Musil, Yap, Harker and Schultz, respectively; long-term disability insurance premiums of $522, $626, $626, $626 and $626 paid on behalf of Messrs. Duncan, Musil, Yap, Harker and Schultz, respectively; car allowances of $1,748 for Mr. Duncan, $3,000 for Mr. Yap, $1,500 for Mr. Harker and $2,000 for Mr. Schultz; and a personal financial planning allowance of $4,472 for Mr. Yap. For 2008, includes medical benefits of $9,203 and $9,360 paid on behalf of Messrs. Musil and Yap, respectively; a term life insurance premium of $686 paid on behalf of each of Messrs. Musil and Yap; a long-term disability insurance premium of $600 and $626 paid on behalf of Messrs. Musil and Yap, respectively; a car allowance of $14,400 for Mr. Yap; a personal financial planning allowance of $4,259 for Mr. Yap; and dividends on shares of unvested restricted Common Stock of $44,569 for Mr. Musil and $147,094 for Mr. Yap.

(3)	Information is not provided with respect to Messrs. Duncan, Harker and Schultz for fiscal year 2008, as they did not serve as “named executive officers,” as that term is defined in the rules and regulations of the SEC, during those fiscal years.

(4)	Amounts for 2010 reflect an award of 105,769 shares of service-based restricted Common Stock, granted in 2010 in connection with the 2009 Executive Officer Bonus Plan, valued at $5.82 per share under FASB ASC Topic 718 for an aggregate value of $615,576. Amounts for 2009 reflect an inducement award of 600,000

PROXY STATEMENT

service-based restricted stock units valued at $7.03 per unit for an aggregate value of $4,218,000 and 400,000 performance-based restricted stock units valued at $4.49 per unit for an aggregate value of $1,796,000. Assuming achievement of the highest level of performance conditions, the performance-based restricted stock unit awards would have had an aggregate grant date fair value of $2,812,000.

(5)	Mr. Duncan’s service as President and Chief Executive Officer commenced January 9, 2009.

(6)	Amounts for 2010 reflect awards paid in July 2010 under the 2009 Retention and Long-Term Bonus Plan.

(7)	Amounts for 2010 reflect an award of 33,654 shares of service-based restricted Common Stock, granted in 2010 in connection with the 2009 Executive Officer Bonus Plan, valued at $5.82 per share under FASB ASC Topic 718 for an aggregate value of $195,866. Amounts for 2009 reflect an award of 28,000 performance-based restricted stock units valued at $2.94 per unit under FASB ASC Topic 718. Assuming achievement of the highest level of performance conditions, the performance-based restricted stock unit award would have had an aggregate grant date fair value of $120,400. Amounts for 2008 reflect an award of 6,991 shares of service-based restricted Common Stock valued at $32.04 per share under FASB ASC Topic 718.

(8)	Amounts for 2010 reflect awards paid in March 2011 under the 2010 Executive Officer Bonus Plan.

(9)	Amounts for 2009 reflect awards paid in March 2010 under the 2009 Executive Officer Bonus Plan.

(10)	Amounts for 2010 reflect an award of 57,692 shares of service-based restricted Common Stock, granted in 2010 in connection with the 2009 Executive Officer Bonus Plan, valued at $5.82 per share under FASB ASC Topic 718 for an aggregate value of $335,767. Amounts for 2009 reflect an award of 40,000 performance-based restricted stock units valued at $2.94 per unit under FASB ASC Topic 718. Assuming achievement of the highest level of performance conditions, the performance-based restricted stock unit award would have had an aggregate grant date fair value of $172,000. Amounts for 2008 reflect an award of 18,048 shares of service-based restricted Common Stock valued at $32.04 per share. Amounts for 2007 reflect an award of 16,884 shares of service-based restricted Common Stock valued at $47.27 per share under FASB ASC Topic 718.

(11)	Amounts for 2010 reflect an award of 22,115 shares of service-based restricted Common Stock, granted in 2010 in connection with the 2009 Executive Officer Bonus Plan, valued at $5.82 per share under FASB ASC Topic 718 for an aggregate value of $128,709. Amounts for 2009 reflect an award of 28,000 performance-based restricted stock units valued at $2.94 per unit under FASB ASC Topic 718. Assuming achievement of the highest level of performance conditions, the performance-based restricted stock unit award would have had an aggregate grant date fair value of $120,400.

(12)	Amounts for 2010 reflect an award of 27,885 shares of service-based restricted Common Stock, granted in 2010 in connection with the 2009 Executive Officer Bonus Plan, valued at $5.82 per share under FASB ASC Topic 718 for an aggregate value of $162,291. Amounts for 2009 reflect an award of 28,000 performance-based restricted stock units valued at $2.94 per unit under FASB ASC Topic 718. Assuming achievement of the highest level of performance conditions, the performance-based restricted stock unit award would have had an aggregate grant date fair value of $120,400.

PROXY STATEMENT

2010 GRANTS OF PLAN BASED AWARDS TABLE

								All Other
								Stock	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Awards:	Fair Value
		Non-Equity Incentive			Under Equity Incentive			Number of	of Stock
		Plan Awards(2)			Plan Awards(3)			Shares of	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Awards
Name	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Bruce W. Duncan	3/2/10	n/a	$750,000	n/a	n/a	105,769	n/a	0	615,576
Scott A. Musil	3/2/10	n/a	$230,000	n/a	n/a	33,654	n/a	0	195,866
Johannson L. Yap	3/2/10	n/a	$400,000	n/a	n/a	57,692	n/a	0	335,767
David Harker	3/2/10	n/a	$172,000	n/a	n/a	22,115	n/a	0	128,709
Peter Schultz	3/2/10	n/a	$245,000	n/a	n/a	27,885	n/a	0	162,291

(1)	Represents the date such awards were approved by the Compensation Committee.

(2)	Amounts included in the “target” column represent the cash incentive bonus granted and paid to the recipient in 2010 under the 2009 Executive Officer Bonus Plan. No threshold amounts were established with respect to such awards.

(3)	Amounts included in the “target” column represent the number of shares each recipient could receive from the vesting of service-based restricted Common Stock awards granted in 2010 under the 2009 Executive Officer Bonus Plan. No threshold amounts were established with respect to such awards.

(4)	Amounts reflect the aggregate grant date fair value of each stock award as determined under FASB ASC Topic 718.

PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

	Option Awards				Stock Awards
	Number of	Number of			Number		Market Value
	Securities	Securities			Of Shares		of Shares or
	Underlying	Underlying			Or Units		Units of
	Unexercised	Unexercised	Option		Of Stock		Stock
	Options	Options	Exercise	Option	That Have		That Have
	(#)	(#)	Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)(1)
(a)	(b)	(c)	(e)	(f)	(g)		(h)

Bruce W. Duncan	—	—	—	—	405,769	(2)	$3,554,536
	—	—	—	—	400,000	(3)	$3,504,000
Scott A. Musil	—	—	—	—	39,832	(4)	$348,928
	—	—	—	—	28,000	(5)(6)	$245,280
Johannson L. Yap	52,000	—	$33.13	1-23-11	79,789	(7)	$698,952
	—	—	—	—	40,000	(5)(8)	$350,400
David Harker	4,500	—	$30.53	1-16-12	28,668	(9)	$251,132
	—	—	—	—	28,000	(5)(6)	$245,280
Peter Schultz	—	—	—	—	32,987	(10)	$288,966
	—	—	—	—	28,000	(5)(6)	$245,280

(1)	The dollar amounts shown in column (h) are approximately equal to the product of the number of shares or units reported in column (g) multiplied by the closing price of the Company’s Common Stock as reported by the NYSE on December 31, 2010, the last trading day of the year ($8.76). This valuation does not take into account any diminution in value that results from the restrictions applicable to such Common Stock.

(2)	Represents (i) 105,769 shares of unvested restricted Common Stock, of which 35,256 vested in January 2011, as to which restrictions have been removed, 35,256 vest in January 2012 and 35,257 vest in January 2013 and (ii) 300,000 unvested restricted stock units, or which 150,000 vest on December 31, 2011 and 150,000 vest on December 31, 2012.

(3)	Represents unvested restricted stock units (the Duncan Performance RSUs) which have a performance-based vesting component and a service-based vesting component, with each Duncan Performance RSU vesting upon the later to occur of the satisfaction of the relevant performance-based and service-based vesting component. The performance-based component will be satisfied with respect to installments of 25% of the Duncan Performance RSUs in the event that the Company attains, prior to December 31, 2013, stock price targets of $11.00, $15.00, $19.00 and $23.00, respectively. The service-based component with respect to 200,000 of the Duncan Performance RSUs has been satisfied as of December 31, 2010. The service-based component with respect to the remaining 200,000 Duncan Performance RSUs will be satisfied in 100,000 unit installments on December 31, 2011 and December 31, 2012. As of December 31, 2010, none of the Duncan Performance RSUs had vested.

(4)	Of the shares of unvested restricted Common Stock reported here, 14,831 vested in January 2011, as to which restrictions have been removed, 12,500 vest in January 2012, and 12,501 vest in January 2013.

(5)	Represents unvested restricted stock units (the 2009 Performance RSUs) which have a performance-based vesting component and a service-based vesting component, with each 2009 Performance RSU vesting upon the later to occur of the satisfaction of the relevant performance-based and service-based vesting component. The performance-based component was satisfied with respect to 25% of the 2009 Performance RSUs on January 24, 2011 when the Company had maintained for a period of 15 consecutive trading days a stock price target of $9.00. For the remaining 2009 Performance RSUs, the performance-based component will be satisfied with respect to installments of 25% of the total amount of 2009 Performance RSUs in the event that the Company maintains, for a period of 15 consecutive trading days prior to June 30, 2014, stock price targets of $13.00, $17.00 and $21.00, respectively. The service-based component is subject to a grantee’s continued employment over a period of four years, and is satisfied with respect to 25% of the Performance RSU’s on each of June 30, 2010, 2011, 2012 and 2013.

PROXY STATEMENT

(6)	1,750 of such 2009 Performance RSUs vested January 24, 2011.

(7)	Of the shares of unvested restricted Common Stock reported here, 30,607 vested in January 2011, as to which restrictions have been removed, 24,591 vest in January 2012, and 24,591 vest in January 2013.

(8)	2,500 of such 2009 Performance RSUs vested January 24, 2011.

(9)	Of the shares of unvested restricted Common Stock reported here, 12,147 vested in January 2011, as to which restrictions have been removed, 8,260 vest in January 2012, and 8,261 vest in January 2013.

(10)	Of the shares of unvested restricted Common Stock reported here, 12,602 vested in January 2011, as to which restrictions have been removed, 10,193 vest in January 2012, and 10,192 vest in January 2013.

2010 OPTION EXERCISES AND STOCK VESTED

In 2010, no options were exercised by the officers specified in the table below and an aggregate of 189,082 shares of restricted Common Stock and restricted stock units held by such officers vested.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on		Value Realized
	Exercise	on Exercise	Vesting		on Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)

Bruce W. Duncan	0	—	150,000	(1)	$1,314,000	(1)
Scott A. Musil	0	—	5,295	(2)	$28,910	(2)
Johannson L. Yap	0	—	17,004	(2)	$92,842	(2)
David Harker	0	—	12,057	(2)	$65,831	(2)
Peter Schultz	0	—	4,726	(2)	$25,804	(2)

(1)	The shares of Common Stock reported herein were acquired as a result of the vesting of 150,000 restricted stock units which vested on December 31, 2010. The value of the shares is based on closing price of the Common Stock as reported by the NYSE for such date ($8.76).

(2)	The shares of Common Stock reported herein vested on January 1, 2010 and their value is based on closing price of the Common Stock as reported by the NYSE for January 4, 2010, the first trading day following the date of vesting of such award ($5.46).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

The Company has entered into written employment agreements with Messrs. Duncan and Yap. These employment agreements provide for payments and benefits to these executives by the Company in some circumstances in the event of a termination of their employment or of a change of control.

Severance amounts payable to Mr. Yap upon his termination will be reduced if such amounts become payable after Mr. Yap’s 67th birthday. In addition to his rights under the standard grant agreements under our stock incentive plans, Mr. Yap is entitled to the accelerated vesting of his restricted Common Stock and stock options in the event his employment is terminated without cause.

In addition to the events of termination of employment identified in the following table, the employment agreements provide for payments in the event of an executive’s death or disability. Upon death or disability, Mr. Duncan is entitled to (i) his base salary and vacation pay accrued through the date of his death or disability, (ii) his accrued bonus for the fiscal year prior to the year of his death or disability, to the extent not paid, (iii) his unreimbursed business expenses incurred through the date of his death or disability and (iv) any other benefits he may be eligible for under the Company’s plans, policies or practices. Upon death, Mr. Yap is entitled to 75% of the

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maximum cash bonus for which he would have been eligible, prorated through the date of his death. Upon a work-related disability, Mr. Yap is entitled to severance in an amount equal to three times his annual base salary, plus 75% of his maximum cash bonus potential for the then-current year.

The employment agreements also contain important non-financial provisions that apply in the event of a termination of employment or of a change of control. Benefits payable upon a merger, acquisition or other changes in control are payable upon consummation of such transactions regardless of whether the executive is terminated. Mr. Duncan has agreed to a one-year covenant not to compete after his termination. Mr. Yap has agreed to a one-year covenant not to compete after his termination, except in connection with certain changes in control of the Company. Mr. Yap has also agreed to a six-month covenant not to compete in connection with certain changes in control of the Company.

Stock Incentive Plans

Under the 1994, 1997, 2001 and 2009 Stock Plans (the “Stock Plans”), unvested restricted Common Stock vests in the event of a change of control. In addition, the Stock Plans empower the Compensation Committee to determine other vesting events in the individual restricted Common Stock awards, including vesting events such as involuntary termination of employment with or without cause. Assuming that the triggering event occurred on December 31, 2010, Messrs. Duncan, Musil, Tyler, Yap, Harker and Schultz would have vested in restricted Common Stock having the respective values set forth in the table below.

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Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to the applicable member of Senior Management under the employment agreements and Stock Plans described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2010.

			Accelerated	Medical
			Equity	Insurance
	Triggering	Severance	Awards	Premiums
Name	Event	($)	(1)($)	(2)($)

Bruce W. Duncan	Change of Control(3)	0	7,058,536	0
	Termination Following Change of control(3)	4,891,665	0	13,990
	Termination w/o Cause(4)	4,891,665	6,132,000	13,990
Scott A. Musil(5)	Change of Control	0	594,208	0
	Termination w/o Cause	0	54,119	0
	Termination for Cause	0	0	0
Johannson L. Yap	Change of Control(3)	0	1,049,352	0
	Termination Following Change of control(3)(6)	2,145,000	0	31,698
	Termination w/o Cause(4)(6)	1,608,750	698,951	31,698
	Termination for Cause(6)	0	0	0
David Harker(5)	Change of Control	0	305,251	0
	Termination w/o Cause	0	57,404	0
	Termination for Cause	0	0	0
Peter Schultz(5)	Change of Control	0	343,085	0
	Termination w/o Cause	0	44,693	0
	Termination for Cause	0	0	0

(1)	For purposes of estimating the value of awards of restricted Common Stock and restricted stock units which vest the Company has considered any applicable employment agreement limitations and assumed a price per share of its Common Stock of $8.76, which was the closing price of its Common Stock on the NYSE on December 31, 2010, the last trading day of the year.

(2)	Present value of estimated premiums required to be paid by the Company or cash payments in lieu of benefits required to be provided.

(3)	Upon a change of control of the Company, the vesting of any unvested restricted Common Stock or restricted stock units held by the named executive officer shall accelerate. As a result, if the named executive officer then experiences a termination of employment after the change of control event, the officer will not hold any restricted Common Stock or restricted stock units on the date of termination that otherwise may have accelerated if the change of control event had not occurred.

(4)	Includes constructive discharge under the terms of Mr. Duncan’s and Mr. Yap’s employment agreements.

(5)	None of Messrs. Musil, Harker or Schultz have entered into an employment agreement with the Company. As such, the amounts disclosed in this table relate only to awards of restricted Common Stock and restricted stock units granted to Messrs. Musil, Harker and Schultz under the Company’s stock incentive plans.

(6)	Mr. Yap is entitled to a supplemental payment of one month’s base salary in addition to amounts reflected if requisite notice is not provided prior to his termination by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Slater, Lynch and Sharpe. Except for Messrs. Slater’s, Lynch’s and Sharpe’s services as directors, none of Messrs. Slater, Lynch and Sharpe had any other business relationship or affiliation with the Company in 2010 requiring disclosure by the Company under Item 404 of Regulation S-K.

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REPORT OF THE AUDIT COMMITTEE

Pursuant to meetings of the Audit Committee on February 18, 2011, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended December 31, 2010.

Submitted by the Audit Committee:

H. Patrick Hackett, Jr., Chairman
John Rau
L. Peter Sharpe

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons.  Transactions involving the Company and its executive officers and directors that are reportable under Item 404 of Regulation S-K are required by the Company’s written policies to be reported to and approved by the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee addresses such transactions on a case-by-case basis, after considering the relevant facts and circumstances.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and “greater than ten-percent” stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

Based solely on review of the copies of such forms furnished to the Company for 2010, all of the Company’s officers, directors and “greater than ten-percent” stockholders timely filed all reports required to be filed by Section 16(a) of the Exchange Act during 2010.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units (“Units”) of First Industrial, L.P. (which generally are redeemable are redeemable for Common Stock on a one-for-one basis or cash at the option of the Company) by:

•	all directors named and nominees named in this Proxy Statement (the “named directors”);

•	all executive officers identified on the Summary Compensation Table;

•	all named directors and executive officers of the Company as a group; and

•	persons and entities known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.

The information is presented as of March 15, 2011, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on Schedule 13G under the Exchange Act. As of March 15, 2011, there were 77,980,356 shares of Common Stock and 5,363,151 Units outstanding.

	Common Stock/Units
	Beneficially Owned
		Percent
Names and Addresses of 5% Stockholders	Number	of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(1)	5,584,086	8.75%
Blackrock Inc. 40 East 52nd Street New York, NY 10022(2)	3,727,089	6.47%
Jay H. Shidler(3)	4,879,088	6.23%

Names and Addresses of Directors and Officers*
Bruce W. Duncan(4)	474,843	**
Michael G. Damone(5)	223,591	**
Matthew S. Dominski	0	**
H. Patrick Hackett, Jr.	67,423	**
Kevin W. Lynch(6)	37,717	**
John Rau(7)	47,392	**
L. Peter Sharpe	30,000	**
Robert J. Slater(8)	36,275	**
W. Ed Tyler(9)	102,232	**
Scott A. Musil(10)	81,640	**
Johannson L. Yap(11)	303,689	**
David Harker(12)	81,565	**
Peter Schultz(13)	59,976	**
All named directors and currently-serving executive officers as a group (13 persons)(14)	1,546,343	2.0%

*	The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 3900, Chicago, Illinois 60606.

**	Less than 1%

(1)	Pursuant to a Schedule 13G dated February 9, 2011 of The Vanguard Group Inc. (“Vanguard”). Of the shares reported, Vanguard has the sole power to vote, and the shared power dispose or direct the disposition of, 88,737 shares; and the sole power to dispose of 5,495,349 shares.

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(2)	Pursuant to a Schedule 13G dated January 21, 2011 of Blackrock Inc. (“Blackrock”). Blackrock has the sole power to vote and dispose of all 4,125,826 shares reported.

(3)	Based on information available as of March 19, 2010, which was included in the Company’s 2010 Proxy Statement. Includes 910,660 shares and 254,541 Units held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and Mrs. Shidler, 20,000 shares held by Mrs. Shidler directly, 68,020 Units held by Mr. Shidler directly, 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation and over which Mr. Shidler exercises voting and investment control.

(4)	Includes 139,587 shares of restricted Common Stock issued under the 2001 Stock Plan.

(5)	Includes 62,500 shares held by a trust for the benefit of Mr. Damone’s wife. Also includes 6,700 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan at an exercise price of $30.53 per share. Also includes 94,296 Units. Also includes 1,653 shares of restricted Common Stock issued under the 2001 Stock Plan.

(6)	Includes 11,351 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(7)	Includes 8,261 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans and 27,475 shares of Common Stock held by a trust for his benefit.

(8)	Includes 12,574 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(9)	Includes 20,000 shares that may be acquired by Mr. Tyler upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 11,249 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(10)	Includes 2,106 shares held through Mr. Musil’s children and 3,407 shares held through his 401(k). Also includes 41,204 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(11)	Includes 1,680 Units. Also includes 32,074 shares held through Mr. Yap’s 401(k) and 80,706 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(12)	Includes 13,779 shares held by a trust for the benefit of Mr. Harker’s wife. Also includes 4,500 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan at an exercise price of $30.53 per share. Also includes 30,735 shares of restricted Common Stock issued under the 1997 Stock Plan and 2001 Stock Plans.

(13)	Includes 35,188 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(14)	Includes 31,200 shares in the aggregate that may be acquired by directors and executive officers upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $31.05, 10,000 shares at an exercise price of $33.15 and 11,200 shares at an exercise price of $30.53. Also includes 95,976 Units. Also includes 372,508 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

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PROPOSAL II

AMENDMENT TO CHARTER TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

On March 10, 2011, the Board of Directors approved a proposal to amend the Company’s Charter, subject to stockholder approval, to increase the number of shares of the Company’s Common Stock authorized for issuance. The Company’s Charter presently authorize us to issue a total of 175 million shares of stock, consisting of 10 millions shares of preferred stock, 100 million shares of Common Stock and 65 million shares of excess stock. We are proposing to amend the Company’s Charter to increase the number of authorized shares of Common Stock from 100 million to 150 million shares, and the total number of authorized shares of stock from 175 million to 225 million shares. The number of authorized shares of preferred stock and excess stock would remain the same.

We propose that Section 7.1 of the Company’s Charter be amended to read in its entirety as follows, marked to show changes from the current provision contained in the Charter:

“7.1 Authorized Capital Stock.  The total number of shares of stock which the Corporation has authority to issue (the “Stock”) is two hundred twenty-five million (225,000,000) shares, consisting of (i) ten million (10,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”); (ii) one hundred fifty million (150,000,000) shares of common stock, par value $.01 per share (“Common Stock”); and (iii) sixty-five million (65,000,000) shares of excess stock, par value $.01 per share (“Excess Stock”). The aggregate par value of all the shares of all classes of Stock is $2,250,000.”

A copy of the proposed amendment is attached hereto as Appendix A.

As of March 15, 2011, there were 77,980,356 shares of Common Stock issued and outstanding and 4,324,114 shares of Common Stock held in treasury. Also, 1,090,478 shares were reserved for issuance pursuant to our Dividend Reinvestment and Stock Purchase Plan and Stock Plans and 3,037,232 shares of Common Stock were reserved for issuance upon exchange of our 2011 Exchangeable Notes. Accordingly, as of March 15, 2011, we had 13,531,820 shares of authorized Common Stock unreserved and available for future issuance, although the Company may, subject to availability, issue up to 5,363,151 additional shares upon redemption of outstanding Units and sell up to 10,000,000 additional shares under our “at the market” offering of Common Stock.

The Company’s Board of Directors believes that the proposed increase in authorized Common Stock is desirable to enhance our flexibility in taking possible future actions, such as equity financings, corporate mergers, acquisitions, stock splits, stock dividends, equity compensation awards or other corporate purposes. The proposed amendment will enable us to accomplish these objectives in a timely manner.

The additional authorized Common Stock would be part of our current class of Common Stock and, if and when issued, would have the same rights and privileges as our presently issued and outstanding Common Stock. We may use authorized shares of Common Stock and preferred stock from time to time as appropriate and opportune situations arise.

The Company’s stockholders will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of Common Stock or preferred stock, except as may be required by law or applicable NYSE rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the NYSE require stockholder authorization in connection with the issuance of such additional shares. Subject to applicable law and the rules of the NYSE, the Company’s Board of Directors has the sole discretion to issue additional shares of Common Stock and the Board of Directors does not intend to issue any stock except for reasons and on terms which our Board of Directors deems to be in the best interests of our stockholders. The issuance of Common Stock (other than on a pro-rata basis to all stockholders) would, of course, reduce the proportionate interest in the Company of each stockholder. This could be used to dilute the stock ownership of one or more stockholders seeking to obtain control of the Company and make more difficult or discourage such an attempt to

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acquire control. However, we have not proposed an increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes.

If our stockholders approve this Proposal II, an amendment to our Charter will be filed with the State Department of Assessments and Taxation of Maryland and will be effective as of the date of acceptance for record by the State Department of Assessments and Taxation.

The affirmative vote of the holders of a two thirds of the votes entitled to be cast with a quorum present at the Annual Meeting is required for approval of the proposed amendment to our Charter.

The Board of Directors recommends a vote FOR the Articles of Amendment to our Charter to increase the number of authorized shares of Common Stock from 100 million to 150 million shares, and the total number of authorized shares of stock from 175 million to 225 million shares.

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PROPOSAL III

APPROVAL OF THE 2011 STOCK INCENTIVE PLAN

At its meeting on March 10, 2011, the Board of Directors of the Company adopted the 2011 Stock Incentive Plan and directed that the 2011 Stock Incentive Plan be submitted to the stockholders for their approval. The Board of Directors believes that the adoption of the 2011 Stock Incentive Plan is in the best interests of the stockholders and the Company because the ability to grant restricted Common Stock and other stock-based awards thereunder is an important factor in attracting, motivating and retaining qualified personnel.

SUMMARY OF THE PROVISIONS OF THE 2011 STOCK INCENTIVE PLAN

The following summary of the 2011 Stock Incentive Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix B.

General.  The purpose of the 2011 Stock Incentive Plan is to encourage and enable the officers, employees and directors of, and service providers to, the Company and its affiliates and subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. Approximately 126 employees and all nine directors are eligible to participate in the 2011 Stock Incentive Plan.

The 2011 Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees of the Company and its subsidiaries and for the grant of restricted Common Stock awards, restricted stock units, nonstatutory stock options, stock appreciation rights (“SARs”), performance share awards and dividend equivalents to officers, employees and directors of, and service providers to, the Company and its affiliates and subsidiaries. The Board of Directors has authorized, subject to stockholder approval, 1,100,000 shares of Common Stock for issuance under the 2011 Stock Incentive Plan. The market value of shares of Common Stock was $10.33 per share, based on its closing price as reported on the New York Stock Exchange on March 15, 2011. With respect to performance share awards, restricted Common Stock awards and restricted stock units, whether or not intended to be “performance-based compensation” under Code Section 162(m), the maximum number of shares of Common Stock, in the aggregate, subject to such awards granted under the 2011 Stock Incentive Plan will be 500,000 shares. In addition, the maximum number of shares of Common Stock with respect to which stock options and SARs, which are intended to be “performance-based compensation” under Code Section 162(m), may be granted during a calendar year to any participant under the 2011 Stock Incentive Plan will be 500,000 shares.

To the extent permitted pursuant to applicable law, in the event of any reorganization, recapitalization, reclassification, split-up or consolidation of shares of stock, separation (including a spin-off), stock split, dividend on shares of stock payable in capital stock, extraordinary cash dividend, combination or exchange of shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, appropriate adjustments will be made to the shares, including the number thereof, subject to the 2011 Stock Incentive Plan and to any outstanding awards. Shares of Common Stock underlying any awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) will be added back to the shares of Common Stock available for issuance under the 2011 Stock Incentive Plan.

Administration.  The 2011 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 2011 Stock Incentive Plan, the Compensation Committee will determine the persons to whom grants of awards are to be made, the number of shares of Common Stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Compensation Committee will determine whether the option is an incentive stock option or a nonstatutory stock option, the option’s term, vesting and exercisability, and the other terms and conditions of the grant. The Compensation Committee will also determine the terms and conditions of SARs, restricted Common Stock awards, restricted stock units, performance share awards and dividend equivalents. The Compensation Committee

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will have the responsibility to interpret the 2011 Stock Incentive Plan and to make determinations with respect to all awards granted under the 2011 Stock Incentive Plan. All determinations of the Compensation Committee will be binding on all persons, including the Company and plan participants and other beneficiaries under the 2011 Stock Incentive Plan. The costs and expenses of administering the 2011 Stock Incentive Plan will be borne by the Company.

Each member of the Compensation Committee and the Board of Directors and each Company employee delegated authority under the 2011 Stock Incentive Plan will be indemnified and held harmless by the Company against and from any losses incurred in connection with any claim, action, suit, or proceeding to which he or she is involved by reason of his or her actions or omissions under the 2011 Stock Incentive Plan. The Company generally will be provided an opportunity to handle and defend the claim before the indemnified party undertakes to handle it on his or her own behalf.

Eligibility.  Participants in the 2011 Stock Incentive Plan will be directors and the full or part-time officers and other employees of, and service providers to, the Company and its affiliates and subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its affiliates and subsidiaries, and who are selected from time to time by the Compensation Committee, in its sole discretion.

Terms and Conditions of Option Grants.  Each option granted under the 2011 Stock Incentive Plan will be evidenced by a written agreement in a form that the Compensation Committee may from time to time approve, will be subject to the terms and conditions of the 2011 Stock Incentive Plan and may contain such additional terms and conditions, not inconsistent with the terms of the 2011 Stock Incentive Plan, as may be determined by the Compensation Committee. The per share exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock on the date of the option’s grant and the term of any option will expire no later than the 10th anniversary of the date of the option’s grant. In addition, the per share exercise price of any incentive stock option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Common Stock on the date of grant and the option must expire no later than five years after the date of its grant. Generally, options may be exercised by the payment by the optionee or the optionee’s broker of the exercise price in cash, certified check or wire transfer, through a net exercise or, subject to the approval of the Compensation Committee, through the tender of shares of the Common Stock owned by the optionee having a fair market value not less than the exercise price. Options granted under the 2011 Stock Incentive Plan will become exercisable at such times as may be specified by the Compensation Committee, subject to various limitations on exercisability in the event the optionee’s employment or service with the Company terminates. Options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee, except that non-qualified options may be transferred to one or more members of the optionee’s immediate family, to certain entities for the benefit of the optionee’s immediate family members or pursuant to a certified domestic relations order.

Terms and Conditions of Other Awards.  Each SAR, restricted Common Stock award, restricted stock unit and performance share award made under the 2011 Stock Incentive Plan will be evidenced by a written agreement in a form and containing such terms, restrictions and conditions as may be determined by the Compensation Committee, consistent with the requirements of the 2011 Stock Incentive Plan. A SAR may be granted separately or in conjunction with the grant of an option, and must be exercised within 10 years after the SAR is granted. If the Compensation Committee determines that a restricted Common Stock award, restricted stock unit or a performance share award to be granted to a participant should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, vesting and settlement of such award will be contingent upon achievement of one or more pre-established performance goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified affiliates, subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), must be used by the Compensation Committee in establishing such performance goals: (1) earnings, including funds from operations; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax

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earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (15) operating earnings; (16) total stockholder return; (17) market share; (18) debt load reduction; (19) expense management; (20) stock price; (21) book value; (22) overhead; (23) assets; (24) assessment of balance sheet or income statement objectives; and (25) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Any of the above goals may be compared to the performance of a peer group, business plan or a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

The Compensation Committee may, in its sole discretion, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (1) extraordinary, unusual, and/or nonrecurring items of gain or loss; (2) gains or losses on the disposition of a business; (3) changes in tax or accounting principles, regulations or laws; or (4) mergers or acquisitions. The Compensation Committee does not have the authority to increase the amount of compensation payable under any performance share award intended to qualify as “performance-based compensation” to the extent such an increase would cause the amounts payable pursuant to the performance share award to be nondeductible in whole or in part pursuant to Code Section 162(m) and the regulations thereunder. SARs, restricted Common Stock awards, restricted stock units, performance share awards and dividend equivalents are generally nontransferable, except that SARs may be transferred pursuant to a certified domestic relations order and may be exercised by the executor, administrator or personal representative of a deceased participant within six months of the death of the participant.

Change of Control Provisions.  “Change of Control” generally means the occurrence of any one of the following events:

(1) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 of the Exchange Act) of such person, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as result of acquisition of securities directly from the Company); or

(2) persons who, as of the effective date of the 2011 Stock Incentive Plan, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to the effective date of the 2011 Stock Incentive Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of the 2011 Stock Incentive Plan, be considered an Incumbent Director; or

(3) the consummation of: (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (1) solely as the result of an acquisition of securities by the Company that, by reducing the

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number of shares of Common Stock or other Voting Securities outstanding, increases (A) the proportionate number of shares of Common Stock beneficially owned by any person to 40% or more of the shares of Common Stock then outstanding or (B) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (A) or (B) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (1). In the event that any award under the 2011 Stock Incentive Plan constitutes deferred compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a change in the ownership or effective control or change in ownership of a substantial portion of assets of a corporation as permitted under Code Section 409A and any guidance issued thereunder.

In general, upon the occurrence of a Change of Control, options and SARs automatically would become fully exercisable and restrictions and conditions on restricted Common Stock awards, restricted stock units, performance share awards and dividend equivalents would automatically be deemed waived.

Amendment and Termination of the 2011 Stock Incentive Plan.  The Board of Directors may at any time amend or discontinue the 2011 Stock Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award, but no such action will adversely affect rights under any outstanding award without the holder’s consent and, except in the event of changes in the capitalization of the Company or other similar events, no amendment to any outstanding award will (1) materially increase the benefits to participants, (2) materially increase the number of shares of Common Stock available under the plan, or (3) materially modify the requirements for participating in the plan, unless any amendment under (1), (2) or (3) is approved by the Company’s stockholders.

Clawback Policy.  All awards, amounts and benefits received under the 2011 Stock Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 2011 STOCK INCENTIVE PLAN

The following discussion summarizes the principal federal income tax consequences of the 2011 Stock Incentive Plan. This discussion is based on current provisions of the Code, the regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2011 Stock Incentive Plan. The company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Stock Options.  In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 2011 Stock Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a

PROXY STATEMENT

nonqualified stock option. Also, an incentive stock option granted under the 2011 Stock Incentive Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under other plans of the Company and/or its affiliates) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either of these holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

Restricted Stock.  A participant who receives shares of restricted Common Stock will generally recognize ordinary income at the time the restrictions lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions that by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested restricted Common Stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Code Section 83(b). In such event, the participant will recognize as income the fair market value of the restricted Common Stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Code Section 83(b) election has been made will not be deductible to the Company. If a Code Section 83(b) election is made and the restricted Common Stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Restricted Stock Units.  In general, the grant of restricted stock units will not be a taxable event to the recipient and it will not result in a deduction to the Company. When the restrictions applicable to the restricted stock units lapse, and the awards are settled, a participant will generally recognize ordinary income at that time. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions that by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

Stock Appreciation Rights and Other Awards.  With respect to SARs and other awards under the 2011 Stock Incentive Plan not described above, generally, when a participant receives payment with respect to an award granted

PROXY STATEMENT

to him or her under the 2011 Stock Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes.  The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the minimum statutory withholding obligation.

Special Rules.  Certain special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

Limitation on Deductibility.  Code Section 162(m) generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2011 Stock Incentive Plan) by a public company to a “covered employee” (the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. The Company does not believe that Code Section 162(m) is applicable to its current arrangements with its executive officers.

The number and types of awards to be made pursuant to the 2011 Stock Incentive Plan is subject to the discretion of the Board of Directors and is not determinable at this time.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2010:

	Number of Securities		Number of Securities
	to be Issued	Weighted-Average	Remaining Available
	Upon Exercise of	Exercise Price of	for Further Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity Compensation Plans Approved by Security Holders	—	—	769,096
Equity Compensation Plans Not Approved by Security Holders(1)	98,701	$32.34	204,073

Total	98,701	$32.34	973,169

(1)	See note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Common Stock represented, in person or by proxy, and entitled to vote on the matter at the Annual Meeting.

The Board of Directors has approved the 2011 Stock Incentive Plan and recommends that its stockholders vote FOR the approval of the 2011 Stock Incentive Plan.

PROXY STATEMENT

PROPOSAL IV

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Board of Directors believes that its executive compensation program serves the best interests of the Company’s stockholders by not only attracting and retaining talented, capable individuals, but also providing them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value. Please refer to “Executive Compensation Discussion and Analysis” for a discussion of the compensation of the Company’s named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation Discussion and Analysis” and the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission under ‘Executive Compensation Discussion and Analysis’ and the compensation tables and the narrative discussion following the compensation tables.”

The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for advisory approval of this proposal.

The Board of Directors recommends an advisory vote FOR the approval of the compensation of the
Company’s named executive officers as disclosed in this Proxy Statement.

PROXY STATEMENT

PROPOSAL V

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years, or abstain from voting.

After careful consideration of the frequency alternatives, the Board of Directors believes that conducting an advisory vote on executive compensation on an annual basis is appropriate for the Company and its stockholders at this time.

In voting on this proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for advisory approval of any of the three options presented on the proxy card. The Board of Directors will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote less frequently than the alternative that has been selected by our stockholders.

The Board of Directors recommends an advisory vote for holding the advisory vote on the compensation of the Company’s named executive officers EACH YEAR.

PROXY STATEMENT

PROPOSAL VI

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company’s independent auditors since the Company’s formation in August 1993. On March 10, 2011, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Our Charter and Bylaws do not require that our stockholders ratify the appointment of our independent registered certified public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered certified public accounting firm would be in the best interests of the Company and its stockholders.

FEES

During 2010 and 2009, the aggregate fees for services provided by PricewaterhouseCoopers LLP in the following categories and amounts are:

	2010	2009

Audit Fees(1)	10,080,147	$1,124,725
Audit-Related Fees(2)	166,400	425,875
Tax Fees(3)	133,035	156,200
Other Fees(4)	1,944	1,620
Total Fees	1,381,526	$1,708,420

(1)	Audit Fees include amounts related to professional services rendered in connection with the audits of the Company’s annual financial statements and those of our subsidiaries, the reviews of our quarterly financial statements and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include amounts for assurance and related services, including joint venture audits, certain agreed-upon procedures and an annual employee benefit plan audit.

(3)	Tax Fees include amounts billed for professional services rendered in connection with tax compliance, tax advice and tax planning. These amounts primarily relate to tax services related to tax return preparation, REIT compliance consultation, federal and state audit consultation, federal and state regulation consultation, federal and state entity structuring and taxable REIT subsidiary consultation.

(4)	Other Fees include amounts related to technical research tools.

PRE-APPROVAL OF SERVICES

The Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm. Consideration and approval of such services generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit, audit-related, tax and other services to each of its individual members. Approvals of audit, audit-related, tax and other services pursuant to the above-described delegation of authority are reported to the full Audit Committee.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011.

PROXY STATEMENT

OTHER MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Georgeson Shareholder Services, Inc. acts as the Company’s proxy solicitor at a cost of $8,000, plus reasonable out of pocket expenses, including a telephone solicitation campaign approved by the Company.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2012 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December   , 2011, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2012 Annual Meeting of Stockholders.

INCORPORATION BY REFERENCE

In the pages preceding this Proxy Statement is a Letter to Stockholders from the Company’s President and Chief Executive Officer. Appendix C to this Proxy Statement is the Company’s 2010 Annual Report, which includes its consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. Information contained in the Letter to Stockholders or Appendix C to this Proxy Statement shall not be deemed to be “filed” or “soliciting material,” or subject to liability for purposes of Section 18 of the Exchange Act to the maximum extent permitted under the Exchange Act.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 12, 2011

The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2010 Annual Report are available on the “Proxy Statement” tab of the Investor Relations page on the Company’s website, at www.firstindustrial.com.

For directions to attend the Annual Meeting in person, please contact Art Harmon, the Company’s Senior Director of Investor Relations, at (312) 344-4320.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

APPENDIX A

ARTICLES OF AMENDMENT

ARTICLES OF AMENDMENT
OF
FIRST INDUSTRIAL REALTY TRUST, INC.

First Industrial Realty Trust, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation that:

FIRST: The Charter of the Corporation as currently in effect is hereby amended by deleting Section 7.1 of ARTICLE VII of the Charter in its entirety and inserting the following in lieu thereof:

“7.1  Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue (the “Stock”) is two hundred twenty-five million (225,000,000) shares, consisting of (i) ten million (10,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”); (ii) one hundred fifty million (150,000,000) shares of common stock, par value $.01 per share (“Common Stock”); and (iii) sixty-five million (65,000,000) shares of excess stock, par value $.01 per share (“Excess Stock”). The aggregate par value of all the shares of all classes of Stock is $2,250,000.”

SECOND: The Board of Directors of the Corporation, by unanimous vote at a duly called meeting, duly adopted resolutions setting forth the proposed amendment to the Charter, declaring said amendment to be advisable and directing that said amendment be submitted for consideration by the stockholders.

THIRD: Notice setting forth the said amendment of the Charter and stating that a purpose of the meeting of the stockholders would be to take action thereon was given as required by law to all stockholders of the Corporation entitled to vote thereon. The stockholders of the Corporation, by vote at a duly called annual meeting, approved said amendment.

FOURTH: Immediately before this amendment, the total number of shares of stock of all classes which the Corporation has authority to issue, the number of shares of stock of each class and the par value of the shares of each class were as follows:

(a) The total number of shares of all classes which the Corporation has authority to issue is one hundred seventy-five million (175,000,000) shares, consisting of ten million (10,000,000) shares of preferred stock, par value $.01 per share, one hundred million (100,000,000) shares of common stock, par value $.01 per share and sixty-five million (65,000,000) shares of excess stock, par value $.01 per share.

FIFTH: As amended, the total number of shares of stock of all classes which the Corporation has authority to issue, the number of shares of stock of each class and the par value of the shares of each class are as follows:

(a) The total number of shares of all classes which the Corporation has authority to issue is two hundred twenty-five million (225,000,000) shares, consisting of ten million (10,000,000) shares of preferred stock, par value $.01 per share, one hundred fifty million (150,000,000) shares of common stock, par value $.01 per share and sixty-five million (65,000,000) shares of excess stock, par value $.01 per share.

SIXTH: Immediately before this amendment, the aggregate par value of all shares of all classes of stock of the Corporation was $1,750,000. As amended, the aggregate par value of all shares of all classes of stock of the Corporation is $2,250,000.

SEVENTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by this amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested to by its Secretary on this  day of May      , 2011, and its said President acknowledges under the penalties of perjury that these Articles of Amendment are the corporate act of said Corporation and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

First Industrial Realty Trust, Inc.

By:
Name:     Bruce W. Duncan

Title:	President and Chief Executive Officer

Attest:

Name:     John H. Clayton

Title:	Secretary

APPENDIX B

FIRST INDUSTRIAL REALTY TRUST, INC.

2011 STOCK INCENTIVE PLAN

B-i

FIRST INDUSTRIAL REALTY TRUST, INC.

2011 STOCK INCENTIVE PLAN

Section 1     General Purpose of the Plan; Definitions.

The name of the plan is the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Directors of, and service providers to, First Industrial Realty Trust, Inc. (the “Company”) and its Affiliates and Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended, and any successor act, and related rules, regulations and interpretations.

“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Dividend Equivalents and Performance Awards.

“Board” means the Board of Directors of the Company.

“Cause” means the participant’s dismissal as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate or Subsidiary are parties, (ii) any act (other than retirement) or omission to act by the participant, including without limitation, the commission of any crime (other than ordinary traffic violations), that may have a material and adverse effect on the business of the Company or any Affiliate or Subsidiary or on the participant’s ability to perform services for the Company or any Affiliate or Subsidiary, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate or Subsidiary.

“Change of Control” is defined in Section 15 below.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.

“Committee” means any Committee of the Board referred to in Section 2 below.

“Company” means First Industrial Realty Trust, Inc.

“Deferred Compensation” means a “deferral of compensation” as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means “disability” as defined in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a right, granted under Section 10 below, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or the excess of dividends paid over a specified rate of return. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company as set forth in Section 18 below.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor act, and related rules, regulations and interpretations.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange that is the principal trading market for the Stock.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 below.

“Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

“Performance Award” means an Award granted pursuant to Section 11 below.

“Performance Share Award” means an Award granted pursuant to Section 8 below.

“Plan” means the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan.

“Prior Plan(s)” means the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan, the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan and the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan.

“Restricted Stock” is defined in Section 7(a)(i) below.

“Restricted Stock Award” means an Award granted pursuant to Section 7(a)(i) below.

“Restricted Stock Units” is defined in Section 7(a)(ii) below.

“Restricted Stock Unit Award” means an Award granted pursuant to Section 7(a)(ii) below.

“Service Provider” means an officer, employee or Director of, or other service provider to, the Company or an Affiliate or Subsidiary.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustment pursuant to Section 3 below.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 below.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Termination of Service” means the first day occurring on or after a grant date on which the participant ceases to be a Service Provider, regardless of the reason for such cessation, subject to the following:

(i)  The participant’s cessation as Service Provider shall not be deemed to occur by reason of the transfer of the participant between the Company and an Affiliate or Subsidiary or between an Affiliate and a Subsidiary.

(ii)  The participant’s cessation as a Service Provider shall not be deemed to occur by reason of the participant’s approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Service Provider’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

(iii)  A service provider other than an officer, employee or Director whose services to the Company or an Affiliate or a Subsidiary are governed by a written agreement with such service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider other than an officer, employee or Director whose services to the Company or an Affiliate or a Subsidiary are not governed by a written agreement with such service provider will cease to be a service provider upon the earlier of (A) written notice from the Company, an Affiliate or a Subsidiary or (B) the date that is 90 days after the date the service provider last provides services requested by the Company or an Affiliate or a Subsidiary (as determined by the Committee).

(iv)  Unless otherwise provided by the Committee, an employee who ceases to be an employee, but become or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

(v)  Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “separation from service” as defined under Section 409A of the Code.

“10% Shareholder” is defined in Section 6(i) below.

Section 2	Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)  Committee. The Plan shall be administered by a committee of not less than two Directors, as appointed by the Board from time to time (the “Committee”). Unless otherwise determined by the Board, each member of the Committee shall qualify as a “non-employee director” under Rule 16b-3 of the Act and an “outside director” under Section 162(m) of the Code. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)  Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select the Service Providers to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Dividend Equivalents, or any combination of the foregoing, granted to any Service Provider;

(iii)  to determine the number of shares to be covered by any Award granted to a Service Provider;

(iv)  to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to a Service Provider, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi)  subject to the provisions of Section 6(ii) below, to extend the period in which Stock Options granted may be exercised;

(vii)  to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals;

(viii)  to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan; and

(ix)  to grant Awards, in its sole discretion, to Service Providers who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any Awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides or any such non-U.S. jurisdiction that would apply its laws to such Award. The

Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein that are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2(b)(ix) to any one or more officers of the Company, an Affiliate or a Subsidiary.

All decisions and interpretations of the Committee shall be final and binding on all persons, including the Company and Plan participants and other beneficiaries under the Plan.

(c)  Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (i) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code, the authority to grant Awards to eligible persons who are either: (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code; and/or (ii) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3 of the Act, the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

(d)  Information to be Furnished to Committee. As may be permitted by applicable law, the Company and any Affiliate or Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Affiliate or Subsidiary as to a Service Provider’s employment or service, Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)  Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f)  Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 3     Shares Issuable under the Plan; Mergers; Substitution.

(a)  Shares Issuable. Subject to adjustment as provided in Section 3(d) below, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,100,000 (all of which may be issued through Incentive Stock Options). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated shall not be deemed to have been delivered and shall be added back to the shares of Stock available for issuance under the Plan; provided, however, that any shares (i) tendered to pay the exercise price of an Award or (ii) withheld for taxes by the Company or an Affiliate or a Subsidiary will not be available for future issuance under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. Subject to adjustment as provided in Section 3(d) below, with respect to Performance Share Awards, Restricted Stock Awards and Restricted Stock Unit Awards, the maximum number of shares of Stock subject to such Awards shall be 1,100,000.

(b)  Share Limitation. Subject to adjustment as provided in Section 3(d) below, (i) the maximum number of shares of Stock with respect to which Stock Options and Stock Appreciation Rights may be granted during a calendar year to any participant under the Plan and are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) and then only to the extent such limitation is required by Section 162(m) of the Code, shall be 500,000 shares and (ii) with respect to Performance Share Awards, Restricted Stock Awards and Restricted Stock Unit Awards, the maximum number of shares of Stock subject to such Awards granted during a calendar year to any participant under the Plan and are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) and then only to the extent such limitation is required by Section 162(m) of the Code, shall be 500,000 shares.

(c)  Partial Performance. Notwithstanding the provisions of Section 3(b) above, if in respect of any performance period or restriction period, the Committee grants to a participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such participant in respect of the next performance period in respect of which the Committee grants to such participant an Award intended to qualify as “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), subject to adjustment as provided in Section 3(d) below.

(d)  Corporate Transactions. To the extent permitted under Section 409A of the Code, if applicable, in the event of a corporate transaction involving the Company or the shares of Stock (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of shares reserved for issuance under the Plan under Section 3(a) above and the specified limitations set forth in Section 3(b) above shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, if applicable); provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of Awards with other awards that the Committee determines have comparable value and that are based on stock of a company resulting from the corporate transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment shall be the excess of the value of the Stock subject to the Option or SAR at the time of the corporate transaction over the exercise price; provided, however, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the Stock at the time of such corporate transaction).

Section 4     Awards.

(a)  General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a participant cancels another Award held by the participant. Each Award shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award agreement. An Award may be granted as an alternative to or replacement of an existing Award under (i) the Plan; (ii) any other plan of the Company or any Affiliate or Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Affiliate or Subsidiary, including without limitation the plan of any entity acquired by the Company or any Affiliate or Subsidiary.

(b)  Substitute Awards. The Committee may grant Awards in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company, an Affiliate or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company, an Affiliate or a Subsidiary or the acquisition by the Company, an Affiliate or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 5     Eligibility.

Participants in the Plan will be such full or part-time Service Providers who are responsible for or contribute to the management, growth or profitability of the Company, its Affiliates and Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Notwithstanding any provision of the Plan to the contrary, an Award (other than an Incentive Stock Option) may be granted to a person, in connection with his or her hiring as an employee, prior to the date the employee first performed services for the Company, an Affiliate or a Subsidiary; provided, however, that any such Award shall not become exercisable or vested prior to the date the employee first performs such services as an employee.

Section 6     Stock Options.

Any Stock Option shall be in such form as the Committee may from time to time approve.

Stock Options may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may only be granted to employees of the Company, a Parent of the Company or a Subsidiary.

The Committee in its discretion may grant Stock Options to Service Providers. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i)  Exercise Price. The per share exercise price of a Stock Option shall be determined by the Committee at the time of grant. The per share exercise price of a Stock Option shall not be less than 100% of Fair Market Value on the date of grant. Unless specifically designated in writing by the Committee, any Stock Option shall be designed to be exempt from Section 409A of the Code. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation (a “10% Shareholder”) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value.

(ii)  Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Option is granted. For 10% Shareholders, the terms of an Incentive Stock Option shall be no more than five years from the date of grant.

(iii)  Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The

Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A)  In cash, by certified or bank check or other instrument acceptable to the Committee or by wire transfer to an account designated by the Company;

(B)  In the form of shares of Stock (by actual delivery or by attestation) that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C)  Payment through a net exercise such that, without the payment of any funds, the optionee may exercise the Option and receive the net number of shares of Stock equal in value to (y) the number of shares of Stock as to which the Option is being exercised, multiplied by (z) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the purchase price, and the denominator of which is such Fair Market Value;

(D)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided, however, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection; or

(E)  Other such method as may be determined by the Committee from time to time.

The delivery of shares of Stock to be purchased pursuant to the exercise of the Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws (including satisfaction of applicable tax withholding requirements).

(v)  Non-transferability of Options. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Non-Qualified Stock Options may be assigned or otherwise transferred by the participant only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by the participant to members of his or her “immediate family,” to a trust established for the exclusive benefit of solely one or more members of the participant’s “immediate family” and/or the participant, or to a partnership, limited liability company or corporation pursuant to which the only partners, members or shareholders, as the case may be, are one or more members of the participant’s “immediate family” and/or the participant; provided, however, that such transfers are not made for consideration to the participant; or (iii) pursuant to a certified domestic relations order. Any Non-Qualified Stock Option held by a transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

(vi)  Termination by Death. If any optionee’s Termination of Service occurs by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(vii)  Termination by Reason of Disability.

(A)  Any Stock Option held by an optionee who incurs a Termination of Service by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 12 months (or such longer period as the Committee shall specify at any time) from such Termination of Service, or until the expiration of the stated term of the Option, if earlier.

(B)  The Committee shall have sole authority and discretion to determine whether a participant’s Termination of Service is by reason of Disability.

(C)  Except as otherwise provided by the Committee at the time of grant or otherwise, the death of an optionee during a period provided in this Section 6(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii)  Termination for Cause. If any optionee’s Termination of Service is for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the Termination of Service or until the expiration of the stated term of the Option, if earlier.

(ix)  Other Termination. Unless otherwise determined by the Committee, if an optionee’s Termination of Service is for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable as of the Termination of Service, for three months (or such longer period as the Committee shall specify at any time) from the Termination of Service or until the expiration of the stated term of the Option, if earlier.

(x)  Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(xi)  Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or the applicable Stock Option Award agreement.

Section 7     Restricted Stock Awards and Restricted Stock Unit Awards.

(a)  Nature of Awards. The Committee may grant Restricted Stock Awards or Restricted Stock Unit Awards to Service Providers.

(i)  Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to a Service Provider by the Committee in lieu of any compensation due to such Service Provider.

(ii)  Restricted Stock Unit Award. A Restricted Stock Unit Award is an Award evidencing the right of the recipient to receive an equivalent number of shares of Stock on a specific date or upon the attainment of pre-established performance goals, objectives, and other conditions as specified by the Committee, with the units being subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock Units”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Unit Award may be granted to a Service Provider by the Committee in lieu of any compensation due to such Service Provider.

(b)  Acceptance of Award. A participant who is granted a Restricted Stock Award or a Restricted Stock Unit Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the grant date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock or the Restricted Stock Units in such form as the Committee shall determine.

(c)  Rights as a Shareholder. Upon complying with Section 7(b) above:

(i)  With respect to Restricted Stock, a participant shall have all the rights of a shareholder including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, if certificates are issued to evidence shares of Restricted Stock, such certificates shall remain in the possession of the Company until such shares are vested as provided in Section 7(e)(i) below; and

(ii)  With respect to Restricted Stock Units, a participant shall have no voting rights or dividend rights prior to the time shares of Stock are received in settlement of such Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, in lieu of actual dividend rights in connection with Restricted Stock Units, a participant shall have the right to receive additional Restricted Stock Units equal in value to any cash dividends and property dividends paid with respect to the shares underlying the Restricted Stock Units, subject to the same terms and conditions as contained in the written instrument evidencing the Restricted Stock Unit Award.

(d)  Restrictions. Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e)  Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Restricted Stock Units and the Company’s right of repurchase or forfeiture shall lapse.

(i)  Vesting of Restricted Stock. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares of Restricted Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

(ii)  Vesting of Restricted Stock Units. Upon such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Restricted Stock Units on which all restrictions have lapsed shall no longer be Restricted Stock Units and shall be deemed “vested”, and, unless otherwise provided by the Committee and reflected in the Award agreement, the participant shall be entitled to shares of Stock equal to the number of vested Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, the newly acquired shares of Stock shall be acquired by the participant free and clear of any restrictions except such imposed under applicable law, if any.

(f)  Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award or the Restricted Stock Unit Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or the Restricted Stock Units; provided, however, that any such deferral may be permitted only to the extent that such deferral would satisfy the requirements of Section 409A of the Code.

Section 8     Performance Share Awards.

(a)  Nature of Performance Shares. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award. Performance Share Awards may be granted to Service Providers, including those who qualify for awards under other performance plans of the

Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance based plans of the Company in setting the standards for Performance Share Awards.

(b)  Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)  Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d)  Termination. Except as may otherwise be provided by the Committee at any time prior to Termination of Service, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s Termination of Service for any reason (including, without limitation, due to death or Disability and for Cause).

(e)  Acceleration, Waiver, Etc. At any time prior to the participant’s Termination of Service, the Committee may in its sole discretion accelerate, waive or, subject to Section 13 below, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Share Award intended to qualify as a Performance Award under Section 11 below to the extent such an increase would cause the amounts payable pursuant to the Performance Share Award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary.

Section 9     Stock Appreciation Rights.

(a)  Notice of Stock Appreciation Rights. A Stock Appreciation Right is a right entitling the participant to receive cash or Stock having a fair market value equal to the appreciation in the Fair Market Value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise. SARs may be granted to Service Providers.

(b)  Terms of Awards. SARs may be granted in tandem with or with reference to a related Option, in which event the participant may elect to exercise either the Option or the SAR, but not both, as to the same share subject to the Option and the SAR, or the SAR may be granted independently. In the event of an Award with a related Option, the SAR shall be subject to the terms and conditions of the related Option. In the event of an independent Award, the SAR shall be subject to the terms and conditions determined by the Committee; provided, however, that no SAR shall be exercisable more than 10 years after the date the SAR is granted.

(c)  Restrictions on Transfer. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased participant within six months of the death of the participant (or such longer period as the Committee shall specify at any time) and transferred pursuant to a certified domestic relations order.

(d)  Payment Upon Exercise. Upon exercise of an SAR, the participant shall be paid the excess of the then Fair Market Value of the number of shares to which the SAR relates over the Fair Market Value of such number of shares at the date of grant of the SAR, or of the related Option, as the case may be. Such excess shall be paid in cash or in Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

Section 10     Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to Service Providers. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate unless otherwise provided by the Committee. Any grant of Dividend Equivalents made to a participant hereunder shall be permitted only to the extent that such grant would satisfy the requirements of Section 409A of the Code. To the extent that a grant of Dividend Equivalents would be deemed, under Section 409A of the Code, to reduce the exercise price of an Option or SAR below the Fair Market Value (determined as of the date of grant) of the share of Stock underlying such Award, no grant of Dividend Equivalents shall be allowed with respect to such Option or SAR. No Dividend Equivalents shall be transferable by the holder other than by will or by the laws of descent and distribution.

Section 11     Performance Awards.

If the Committee determines that a Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award to be granted to a participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 11 and such Award shall be considered a “Performance Award” under the Plan.

(a)  Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 11. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants. Any Performance Award shall be settled as soon as administratively practicable following the date on which such Award vests, but in no event later than sixty (60) days after the date on which such Performance Award vests.

(b)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates, Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings, including funds from operations; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (15) operating earnings; (16) total stockholder return; (17) market share; (18) debt load reduction; (19) expense management; (20) stock price; (21) book value; (22) overhead; (23) assets; (24) assessment of balance sheet or income statement objectives; and (25) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Any of the above goals may be compared to the performance of a peer group, business plan or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

(c)  Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)  Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any such amount payable to a participant in respect of a Performance Award. The Committee shall specify the circumstances in which Performance Awards shall be paid or forfeited in the event of a Termination of Service of the participant prior to the end of a performance period or settlement of Performance Awards.

(e)  Written Determination. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code.

(f)  Partial Achievement. The terms of any Performance Award may provide that partial achievement of the business criteria may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of business criteria shall apply toward a participant’s individual limitations as set forth in Section 3(b) above.

(g)  Extraordinary Items. In establishing any business criteria, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable business criteria.

Section 12     Tax Withholding.

(a)  Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includible in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)  Payment in Shares. A participant may elect, subject to such rules and limitations as may be established by the Committee from time to time, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates), or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates).

Section 13     Amendments and Termination.

(a)  General. The Board may, as permitted by law, at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent and, except as set forth in Section 3(d) above, no amendment shall (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the aggregate number of securities that may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan, unless the amendment under (i), (ii) or (iii) immediately above is approved by the Company’s stockholders. It is the intention of the Company that the Plan and any Awards made hereunder comply with or are exempt from the requirements of Section 409A of the Code and the Plan shall be administered and interpreted in accordance with such intent. The Company does not guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A or any other Section of the Code.

(b)  Deferred Compensation. If any Award would be considered Deferred Compensation, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award agreement, without the consent of the participant, to avoid the application of, or to maintain compliance with,

Section 409A of the Code. Any amendment by the Committee to the Plan or an Award agreement pursuant to this section shall maintain, to the extent practicable and permissible, the original intent of the applicable provision without violating Section 409A of the Code. A participant’s acceptance of any Award constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Section 409A of the Code.

(c)  Amendment to Conform to Law. Notwithstanding any provision in the Plan or any Award agreement to the contrary, the Committee may amend the Plan or an Award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code). By accepting an Award, each participant agrees and consents to any amendment made pursuant to this Section 13(c) or Section 13(b) above to any Award without further consideration or action.

Section 14     Status of Plan.

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 15     Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 15:

(a)  Each Stock Option and each Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

(b)  Restrictions and conditions on Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Dividend Equivalents shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

(c)  “Change of Control” shall mean the occurrence of any one of the following events:

(i)  any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 of the Act) of such person, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding shares of Stock of the Company (in either such case other than as result of acquisition of securities directly from the Company); or

(ii)  persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii)  the consummation of: (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i). In the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a change in the ownership or effective control or change in ownership of a substantial portion of assets of a corporation as permitted under Section 409A of the Code.

Section 16     General Provisions.

(a)  No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Company may, as it deems appropriate: (i) require the placing of such stop-orders and restrictive legends on certificates, if any, for Stock and Awards, (ii) make a notation within any electronic recordation system for ownership of shares, or (iii) utilize other reasonable means to evidence such shares have not been registered under the Securities Act of 1933.

(b)  Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, in accordance with applicable law and the applicable rules of any stock exchange. If stock certificates are issued to evidence shares awarded under the Plan, delivery of stock certificates to participants under the Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)  Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any Service Provider any right to continued employment or service with the Company or any Affiliate or Subsidiary.

Section 17     Clawback Policy.

Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as it may be amended from time to time (the “Policy”) or any applicable law. A Service Provider’s receipt of an Award constitutes the Service Provider’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Service Provider and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Service Provider’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Service Provider) or applicable law without further consideration or action.

Section 18     Effective Date of Plan.

The Plan shall become effective upon approval by the stockholders of the Company.

Section 19     Governing Law.

THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAWS ARE PREEMPTED BY FEDERAL LAWS.

FIRST INDUSTRIAL REALTY-TRUST C123456789 SACKPACK_ IMPORTANT ANNUAL MEETING INFORMATION ENDORSEMENT_LINE_ DDDDD4 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 12, 2011: The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2010 Annual Report are available on the “Proxy Statement” tab of the Investor Relations page on the Company’s website, at www. firstindustrial. com. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals The Board of Directors recommends a voteFOR all the nominees listed 1. Election of one Class I Director and two Class II Directors: For Withhold For Withhold For Withhold 01 — L. Peter Sharpe* 02 — Bruce W. Duncan** 03 — Kevin W. Lynch** *Class I director nominee. Term, if elected, expires in 2013. **Class II director nominee. Term, if elected, expires in 2014. The Board of Directors recommends a vote FOR the following proposal. The Board of Directors recommends a vote, on an advisory basis, that the For Against Abstain stockholder vote on executive compensation should be held EACH YEAR. 2. To approve Articles of Amendment to the Company’s Charter to increase the number of authorized shares of Common Stock. The Board of Directors recommends a vote FOR the following proposal. For Against Abstain 3. To approve the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan. 5. To indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company Stockholders would like to cast an advisory vote on the compensation of the Company’s named executive officers. 1Yr 2Yrs 3Yrs Abstain The Board of Directors recommends a vote, on an advisory basis, FOR the The Board of Directors recommends a vote FOR the following proposal. following proposal. For Against Abstain For Against Abstain 4. To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting. 6. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. 7. In their discretion, on any and all other matters that may properly come before the meeting. 6. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. C 1234567890 JNT 1 U PX 110 3 13 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MRASAMPLEAND MRASAMPLEAND MRASAMPLEANDMRASAMPLEANDMRASAMPLEAND MRASAMPLEAND MRASAMPLEAND MRASAMPLEAND

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — FIRST INDUSTRIAL REALTY TRUST, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 2011 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Bruce W. Duncan and Scott A. Musil, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the 10th Floor Conference Room, 311 South Wacker Drive, Chicago, Illinois 60606, commencing Thursday, May 12, 2011, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares and hereby confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof. This proxy, when properly executed, will be voted as specified herein. If this proxy does not indicate a contrary choice, it will be voted (i) for all nominees for director listed in Item 1, (ii) for the approval of Articles of Amendment to the Company’s Charter to increase the number of authorized shares of Common Stock in Item 2, (iii) for the approval of the 2011 Stock Incentive Plan in Item 3, (iv) for the approval, on an advisory basis, of the compensation of the Company’s named executive officers in Item 4, (v) to indicate, on an advisory basis, that the stockholder vote on executive compensation should be held annually in Item 5, (vi) for the ratification of the appointment of the independent registered public accounting firm in Item 6, and (vii) in the discretion of the persons named as proxies herein with respect to any and all matters referred to in Item 7. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD.